EXECUTION VERSION
FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
FOR
LARAMIE ENERGY, LLC
Dated as of October 18, 2018

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ARTICLE VI. MEMBERS		33
6.1	Limited Liability	33
6.2	No State-Law Partnership	33
6.3	Tax Matters Partner	34
6.4	Partnership Representative	34

ARTICLE VII. DISTRIBUTIONS TO THE MEMBERS		35
7.1	Distributions	35
7.2	Distributions in Kind	37
7.3	Tax Distributions	37

ARTICLE VIII. ALLOCATION OF PROFITS AND LOSSES		37
8.1	Allocations of Profits and Losses	37
8.2	Regulatory Allocations	38
8.3	Other Allocation Rules	40

ARTICLE IX. ALLOCATION OF TAXABLE INCOME AND TAX LOSSES		40
9.1	Allocation of Taxable Income and Tax Losses	40
9.2	Allocation of Section 704(c) Items	40
9.3	Allocation of Tax Credits	40
9.4	Allocation of Recapture Items	41
9.5	Income Tax Allocations with Respect to Oil and Gas Properties	41
9.6	Allocations Solely for Tax Purposes	42

ARTICLE X. ACCOUNTING AND REPORTING		42
10.1	Books	42
10.2	Capital Accounts; Tax Elections	42
10.3	Transfers During Year	42
10.4	Reports	43
10.5	Section 754 Election	44

ARTICLE XI. TRANSFER OF MEMBER’S INTEREST		44
11.1	Restrictions on Transfers and Liens	44
11.2	Permitted Transfers	44
11.3	Sale Participation Rights	44
11.4	Forced Sale Right	45
11.5	Substitution of a Member	46
11.6	Conditions to Substitution	46
11.7	Admission as a Member	46
11.8	Regulatory Issue	47
11.9	Initial Public Offering and Piggyback Registration Rights	47

ARTICLE XII. RESIGNATION, DISSOLUTION AND TERMINATION		49
12.1	Resignation	49

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12.2	Dissolution	49
12.3	Liquidation	50
12.4	Certificate of Cancellation	51

ARTICLE XIII. NOTICES		51
13.1	Method of Notices	51
13.2	Computation of Time	51

ARTICLE XIV. CLASS B UNITS		51
14.1	Class B Units	51

ARTICLE XV. GENERAL PROVISIONS		53
15.1	Amendment	53
15.2	Waiver	53
15.3	Confidentiality	53
15.4	Public Announcements	54
15.5	Applicable Law	54
15.6	Dispute Resolution; Arbitration	54
15.7	Severability	55
15.8	Specific Performance	55
15.9	Headings	55
15.10	Entire Agreement; Conflicts	55
15.11	Transaction Costs	55
15.12	References	55
15.13	U.S. Dollars	55
15.14	Counterparts	56
15.15	Additional Documents	56
15.16	No Third Party Beneficiaries	56

List of Exhibits and Schedules
Exhibit A    Members’ Addresses and Units
Exhibit 7.1    Calculation Of Sharing Percentages
Schedule 5.7(f)    Insurance
Schedule 15.6    Arbitration

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12111833.11

FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
FOR
LARAMIE ENERGY, LLC
This Fourth Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Laramie Energy, LLC, a Delaware limited liability company (f/k/a Piceance Energy, LLC) (the “Company”), dated as of October 18, 2018 (the “Effective Date”), is among the Members.
RECITALS
A.    On May 10, 2012, Laramie Energy II, LLC, a Delaware limited liability company (“Laramie II”), filed a Certificate of Formation (the “Certificate”) forming the Company as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time, the “Act”), and, effective December 23, 2015, the Company’s name was changed from Piceance Energy, LLC to Laramie Energy, LLC;
B.    Laramie II, as the sole member of the Company, entered into the Company’s Limited Liability Company Agreement dated as of May 10, 2012 (the “Original Agreement”), as amended and restated in its entirety by that certain Amended and Restated Limited Liability Company Agreement of the Company dated August 31, 2012 (the “First Amended LLC Agreement”), which First Amended LLC Agreement superseded the Original Agreement;
C.    Pursuant to that certain Amendment No. 1 to the First Amended LLC Agreement dated March 9, 2015 (the “Amendment 1 to First A&R LLC Agreement”), the Company admitted as Members the Avista Parties, Boswell, the DLJ IV Parties, and the Wells Fargo Member, and effected certain other amendments;
D.    The First Amended LLC Agreement, as amended by Amendment 1 to First A&R LLC Agreement, was amended and restated in its entirety by a Second Amended and Restated Limited Liability Company Agreement of the Company dated July 27, 2015 (the “Second Amended LLC Agreement”), which Second Amended LLC Agreement superseded the First Amended LLC Agreement, as amended by Amendment 1 to First A&R LLC Agreement;
E.    Pursuant to that certain (i) Amendment No. 1 to the Second Amended LLC Agreement dated July 31, 2015 (“Amendment 1 to Second A&R LLC Agreement”), and (ii) Amendment No. 2 to the Second Amended LLC Agreement dated August 28, 2015 (“Amendment 2 to Second A&R LLC Agreement”, and together with the Amendment 1 to Second A&R LLC Agreement, the “Amended Agreement”), the Company admitted as Members the Mesa Member and the Incentive Member, respectively, and effected certain other amendments;
F.    On February 22, 2016, the Amended Agreement was amended and restated in its entirety by a Third Amended and Restated Limited Liability Company Agreement (the “Third Amended LLC Agreement”) for the purpose of, among other things, (i) creating an additional class

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of units called “Class A Preferred Units,” (ii) admitting Boswell and Webster as a Member, (iii) revising the Sharing Ratios and the Sharing Percentages of the Members, (iv) incorporating herein the terms and provisions of Amendment 1 to Second A&R LLC Agreement and Amendment 2 to Second A&R LLC Agreement, and (v) providing for certain other matters, all as permitted under the Act;
G.    Pursuant to that certain (i) Amendment No. 1 to the Third Amended LLC Agreement dated as of February 28, 2018 (the “Amendment 1 to Third A&R LLC Agreement”), the Company admitted as a Member Black Hills Exploration and Production, Inc., a Wyoming corporation (the “Black Hills Member”), and effected certain other amendments, and (ii) Amendment No. 2 to Third Amended and Restated LLC Agreement dated as of September __, 2018 (the “Amendment 2 to Third A&R LLC Agreement”), the Company admitted as Members EnCap Energy Capital Fund VI, L.P., a Texas limited partnership, and EnCap Energy VI-B Acquisitions, L.P., a Texas limited partnership (together, the “EnCap Members”), as well as certain other investors that received Class A Units in the Company in connection with the dissolution of Laramie II (the “Other Investors”); and
H.    The Parties hereto desire to amend and restate in its entirety the Third Amended LLC Agreement, as amended by Amendment 1 to Third A&R LLC Agreement and Amendment 2 to Third A&R LLC Agreement, to: (i) reflect Laramie II’s, the EnCap Members’ and the Other Investors’ resignation and removal as Members, (ii) revise the designation of replacement Board Members; (iii) revise certain rights and obligations with respect to the transferability and tender of Units by certain Class A Unitholders; (iv) revise the Sharing Ratios and the Sharing Percentages of the Members, (v) incorporate herein the terms and provisions of Amendment 1 to Third A&R LLC Agreement and Amendment 2 to Third A&R LLC Agreement; and (vi) provide for certain other matters, all as permitted under the Act.
In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:

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ARTICLE I.
DEFINITIONS
In addition to the terms defined elsewhere in this Agreement, the following terms shall have the indicated meaning:
“Accrued Dividends” means, with respect to any Class A Preferred Unit, as of any date, the accrued and unpaid portion of the Quarterly Dividend Amount on such Class A Preferred Unit from, and including, the most recently preceding Quarterly Payment Date (or the date of the issuance of such Class A Preferred Unit, if such date is prior to the first Quarterly Payment Date) to, but not including, such date.
“Act” is defined in Recital A.
“Adjusted Capital Account Deficit” means, with respect to any Member, a deficit balance in such Member’s Capital Account at the end of any Allocation Period after giving effect to the following adjustments: (a) credit to such Capital Account the additions, if any, permitted by Treasury Regulations §§ 1.704-1(b)(2)(ii)(c) (referring to obligations to restore a capital account deficit), 1.704‑2(g)(1) (referring to “partnership minimum gain”) and 1.704‑2(i)(5) (referring to a partner’s share of “partner nonrecourse debt minimum gain”), and (b) debit to such Capital Account the items described in §§ 1.704‑1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations §§ 1.704‑1(b)(2)(ii)(d) and 1.704-2.
“Affiliate” means with respect to a Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. As used in this definition, the word “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” is defined in the introductory paragraph.
“Allocation Period” means the period (a) commencing on the date hereof or, for any Allocation Period other than the first Allocation Period, the day following the end of a prior Allocation Period and (b) ending (i) on the last day of each fiscal year; (ii) the day preceding any day in which an adjustment to the Carrying Value of the Company’s properties pursuant to clauses (b)(i), (b)(ii), (b)(iii) or (b)(v) of the definition of Carrying Value occurs; (iii) immediately after any day in which an adjustment to the Carrying Value of the Company’s properties pursuant to clause (b)(iv) of the definition of Carrying Value occurs or (iv) on any other date determined by the Board.
“Amended Agreement” is defined in Recital E.
“Amendment 1 to First A&R LLC Agreement” is defined in Recital C.
“Amendment 1 to Second A&R LLC Agreement” is defined in Recital E.
“Amendment 2 to Second A&R LLC Agreement” is defined in Recital E.

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“Amendment 1 to Third A&R LLC Agreement” is defined in Recital G.
“Amendment 2 to Third A&R LLC Agreement” is defined in Recital G.
“Assets” is defined in Section 2.5.
“Avista Manager” means any Board Member that is appointed to the Board by the Avista Parties pursuant to Section 5.1(b).
“Avista Parties” means ACP LE, L.P., a Delaware limited partnership, and ACP LE (Offshore), L.P., a Delaware limited partnership, collectively.
“Bank Revolving Credit Facility” means any reserve-based revolving credit facility provided by commercial banks with borrowing availability subject to a conforming borrowing base determined in accordance with customary oil and gas lending criteria and subject to periodic redetermination and adjustment (including that certain Credit Agreement dated June 4, 2012 with JP Morgan Chase Bank, N.A. as Agent, as amended or restated from time to time).
“Bankruptcy” means, with respect to a Person, any of the following acts or events: (a) making an assignment for the benefit of creditors, (b) filing a voluntary petition in bankruptcy, (c) becoming the subject of an order for relief or being declared insolvent or bankrupt in any federal or state bankruptcy or insolvency proceeding, (d) filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, (e) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in clause (c) or (d) of this definition, (f) making an admission in writing of an inability to pay debts as they mature, (g) giving notice to any governmental authority that insolvency has occurred, that insolvency is pending, or that operations have been suspended, (h) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties, or (i) the expiration of 90 days after the date of the commencement of a proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation if the proceeding has not been previously dismissed, or the expiration of 60 days after the date of the appointment, without such Person’s consent or acquiescence, of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties, if the appointment has not previously been vacated or stayed, or the expiration of 60 days after the date of expiration of a stay, if the appointment has not been previously vacated.
“BHC Affiliate” is defined in Section 3.5(a).
“BHC Investor” means a Member that is (i) subject to the BHCA, (ii) is designated as a systematically important financial institution under the Dodd-Frank Wall Street Reform and Consumer Protection Act; or (iii) is directly or indirectly “controlled” (as that term is defined in the BHCA) by a company that is subject to the BHCA or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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“BHCA” means the Bank Holding Company Act of 1956, as amended.
“Black Hills Member” is defined in Recital G.
“Board” or “Board of Managers” is defined in Section 5.1(a).
“Board Member” is defined in Section 5.1(a).
“Boswell” means Robert S. Boswell, an individual.
“Business” is defined in Section 2.5.
“Business Day” means any day other than a Saturday or Sunday or other day upon which banks are authorized or required to close in the State of Delaware.
“Capital Account” is defined in Section 10.2(a).
“Capital Contribution” means for any Member at the particular time in question the aggregate of the dollar amounts of any cash and cash equivalents contributed by such Member to the capital of the Company, plus the value, as reasonably determined by the Board, of any property contributed by such Member to the capital of the Company.
“Capital Interest Percentage” means, at any time of determination and as to any Member, the percentage of the total distributions that would be made to such Member if any outstanding unvested Class B Units became vested, the assets of the Company were sold for their respective Carrying Values, all liabilities of the Company were paid in accordance with their terms (limited in the case of non-recourse liabilities to the Carrying Value of the property securing such liabilities), all items of Company Profit, Loss, income, gain, loss and deduction were allocated to the Members in accordance with Article VIII, and the resulting net proceeds were distributed to the Members in accordance with Article XII; provided, however, that the Board may determine that the Members’ Capital Interest Percentages should be determined based upon a hypothetical sale of the assets of the Company for their respective fair market values (instead of Carrying Values) in order to ensure that such percentages correspond to the Members’ “proportionate interests in partnership capital” as defined in Treasury Regulations § 1.613A-3(e)(2)(ii). The foregoing definition of Capital Interest Percentage is intended to result in a percentage for each Member that corresponds with the Member’s “proportionate interest in partnership capital” as defined in Treasury Regulations § 1.613A-3(e)(2)(ii), and Capital Interest Percentage shall be interpreted consistently therewith.
“Carrying Value” means, with respect to any property of the Company, such property’s adjusted basis for U.S. federal income tax purposes (which, in the case of any Oil and Gas Property, shall be determined pursuant to Treasury Regulations § 1.613A-3(e)(3)(iii)(C)), except as follows:
(a)    The initial Carrying Value of any property contributed by a Member to the Company shall be the fair market value of such property as of the date of such contribution.
(b)    The Carrying Values of all properties shall be adjusted to equal their respective fair market values in connection with (i) the acquisition of an interest (or additional interest) in

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the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations § 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Code § 708(b)(1)(B)); (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations § 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Board to be permitted and necessary to properly reflect Carrying Values in accordance with the standards set forth in Treasury Regulations § 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (b)(i), (b)(ii) and (b)(iv) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in clauses (b)(i) through (b)(v) above, the Company shall adjust the Carrying Values of its properties in accordance with Treasury Regulations §§ 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).
(c)    The Carrying Value of property distributed to a Member shall be adjusted to equal the fair market value of such property as of the date of such distribution.
(d)    The Carrying Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code § 734(b) (including any such adjustments pursuant to Treasury Regulations § 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(m) and clause (g) of the definition of Profits or Losses or Section 8.2(g); provided, however, that the Carrying Value of property shall not be adjusted pursuant to this clause (d) to the extent that the Board reasonably determines an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).
(e)    If the Carrying Value of property has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition, such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits, Losses, Simulated Depletion and other items allocated pursuant to Article VIII and Article IX.
“Cash Dividend Rate” means ten percent (10%) per annum (or twelve percent (12%) during any Dividend Rate Increase Period), as may be increased from time to time pursuant to the terms hereof (including pursuant to Section 2.10(c) and the final paragraph of Section 5.11).
“Certificate” is defined in Recital A.
“Class A Preferred Unitholder” is defined in Section 2.6(f).
“Class A Unitholder” is defined in Section 2.6(f).

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“Class B Unitholder” is defined in Section 2.6(f).
“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future Law.
“Company” is defined in the introductory paragraph.
“Confidential Information” means information concerning the properties, operations, business, trade secrets, technical know-how and other non-public information and data of or relating to the Company, its properties and any technical information with respect to any project of the Company.
“Cumulative Assumed Tax Liability” means, with respect to any Member as of any fiscal year, the product of (a) the U.S. federal taxable income (excluding taxable income incurred in connection with (w) any income allocable to the Wells Fargo member as a result of its investment in Class A Units or Class A Preferred Units as described in Section 3.1(b)(ii), (x) an Initial Public Offering, (y) a Liquidation Event or (z) the forfeiture or repurchase of Class B Units from such Member or another Member) allocated by the Company to such Member in such fiscal year and all prior fiscal years, less the U.S. federal taxable loss allocated by the Company to such Member in such fiscal year and all prior fiscal years (taking into account for purposes of clause (a), (i) items determined at the Member level with respect to Oil and Gas Properties owned by the Company, as if such items were allocated at the Company level and (ii) any applicable limitations on the deductibility of capital losses); multiplied by (b) the highest applicable U.S. federal and net effective state and local income tax rate (taking into account the deductibility of state and local income taxes for federal income tax purposes, and including any tax rate imposed on “net investment income” by Code § 1411) applicable to an individual resident in the State of Colorado with respect to the character of U.S. federal taxable income or loss allocated by the Company to such Member (e.g., capital gains or losses, dividends, ordinary income, etc.) during each applicable fiscal year.
“Depreciation” means, for each Allocation Period an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable for U.S. federal income tax purposes with respect to property for such Allocation Period, except that (a) with respect to any such property the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations § 1.704-3(d), Depreciation for such Allocation Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulations § 1.704-3(d)(2) and (b) with respect to any other such property the Carrying Value of which differs from its adjusted tax basis at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any property at the beginning of such Allocation Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.

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“Dispose” (including the correlative terms “Disposed” or “Disposition”) means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition or alienation, whether voluntary, involuntary or by operation of law, and whether effected directly, indirectly or by merger, consolidation, share exchange or similar transaction.
“Dividend Rate Increase Period” means any period commencing on the last day of any calendar quarter ending on or after March 31, 2019, on which either (a) the Borrowing Base (as defined in the Bank Revolving Credit Facility as in effect on the date hereof) availability is less than 10%, or (b) the Leverage Ratio (as defined in the Bank Revolving Credit Facility as in effect on the date hereof) is greater than 3.0 to 1.0, and terminating on the last day of any calendar quarter on which both (x) the Borrowing Base availability is equal to or greater than 10% and (y) Leverage Ratio is less than or equal to 3.0 to 1.0.
“DLJ IV Parties” means DLJ Merchant Banking Partners IV, L.P., a Delaware limited partnership, and Laram Holdings II, LLC, a Delaware limited liability company, collectively.
“Dodd Frank Act” is defined in Section 11.8.
“Drag-Along Notice” is defined in Section 11.4.
“Dragged Member” means any Member, other than the Dragging Member(s), that receives a Drag-Along Notice pursuant to Section 11.4.
“Dragging Member(s)” means, in connection with a Transfer of Units subject to Section 11.4, Class A Unitholders representing 67% or greater of the outstanding Class A Units, or any successor to such interests.
“Economic Risk of Loss” has the meaning set forth in Treasury Regulations § 1.752-2(a).
“Effective Date” is defined in the introductory paragraph.
“EnCap Members” is defined in Recital G.
“EnCap Unit Purchase Agreement” means that certain unit purchase agreement dated as of October 18, 2018 entered into by and among the Company and the EnCap Members.
“Equity Owner” is defined in Section 11.3(c).
“Equity Securities” means, with respect to the Company; (a) any Unit; (b) any security convertible, with or without consideration, into any Unit (including any option to purchase such a convertible security); (c) any security carrying any warrant or right to subscribe to or purchase any Unit; and (d) any such warrant or right, and with respect to any other Person, any form of common or preferred equity of such Person; including warrants, rights, put and call options and other options relating thereto or any combination thereof (and in respect of any Person, any appreciation rights or phantom equity in connection with any Equity Security).

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“Excess Distribution” is defined in Section 7.1(c)(ii).
“Family Member” means, when used with respect to a natural Person, such individual’s (i) spouse; (ii) children (natural or by adoption and stepchildren); (iii) children’s direct descendants; and (iv) parents, and includes (x) a trust established by such individual for the sole benefit of such individual or all or any of the individuals described in the immediately preceding clauses (i) through (iv) or (y) an entity entirely owned by all or any of the individuals described in the immediately preceding clauses (i) through (iv).
“Fair Market Value” means the fair market value, on a per unit or security basis, of any Units or other Equity Securities offered, sold, or otherwise issued after the date hereof as determined in good faith by the Board pursuant to Section 5.1(e)(iii); provided that the determination of Fair Market Value shall be subject to Section 5.12(b) and Section 5.12(c). In determining the Fair Market Value of any non–cash property, all factors which the Board determines might reasonably affect such value shall be taken into account; provided, Fair Market Value shall be determined without reduction based upon any lack of control, minority ownership, marketability or other similar discounts.
“First Amended LLC Agreement” is defined in Recital B.
“FLP” means, when used with respect to a natural Person, a “family limited partnership” or “family limited liability company” established by such Person for his benefit, and in which such Person is a general or limited partner, and for the sole benefit of all or any of such Person’s Family Members.
“FMV Notice” is defined in Section 5.12(b).
“FMV Objection” is defined in Section 5.12(c).
“Grant Agreement” is defined in Section 14.1(b).
“Incentive Member” means Laramie Energy Employee Holdings, LLC, a Delaware limited liability company (f/k/a Piceance Energy Employee Holdings, LLC).
“Independent Accountant” means Deloitte & Touche LLP, or another reputable independent public accounting firm retained by the Company pursuant to this Agreement.
“Independent Petroleum Engineer” means Netherland, Sewell and Associates, Inc., or another reputable independent petroleum engineer retained by the Company pursuant to this Agreement.
“Initial Public Offering” means the first public offering of Units of the Company registered under the Securities Act of 1933.
“Investment Company” has the meaning set forth in the Investment Company Act.

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“Investment Company Act” means the Investment Company Act of 1940, as the same may be amended from time to time.
“Investor Parties” is defined in Section 5.10(a).
“IPO Demand Investor” is defined in Section 11.9(b).
“IPO Registration” is defined in Section 11.9(b).
“Laramie II” is defined in Recital A.
“Law” or “Laws” means all applicable federal, state, tribal and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, restrictions and other similar requirements, whether legislative, municipal, administrative or judicial in nature.
“Lien” means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest, option, right of first refusal or other transfer restriction or encumbrance of any kind (including preferential purchase rights, conditional sales agreements or other title retention agreements, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).
“Liquidation Event” means the occurrence of any of the following: (i) a merger, business combination, consolidation, sale or disposition of all or substantially all of the assets of the Company, (ii) the Transfer, whether in a single transaction or a series of related transactions, of all or substantially all of the equity interests in the Company (by merger, exchange, consolidation or otherwise), (iii) a voluntary or involuntary reorganization or the entry into bankruptcy or insolvency proceedings and (iv) the winding up, dissolution or liquidation of the Company.
“Liquidation Preference” shall mean, with respect to each Class A Preferred Unit, $1,000 per Class A Preferred Unit plus any Accrued Dividends plus (without duplication) any amounts added to the Liquidation Preference pursuant to Section 7.1(b)(ii) on such Class A Preferred Unit.
“Major Decision” is defined in Section 5.2.
“Member” means a Person designated as a Member of the Company on Exhibit A attached hereto, a Person admitted to the Company as a Class B Unitholder pursuant to a Grant Agreement, a Person admitted as an additional Member pursuant to Section 2.6 and a Person admitted as a substituted Member pursuant to Section 11.5.
“Member Equity Interest” is defined in Section 11.3(c).
“Membership Interest” means, with respect to any Member, (a) that Member’s status as a Member, (b) that Member’s Capital Account and share of the Profits, Losses and other items of income, gain, loss, deduction and credits of, and the right to receive distributions (liquidating or otherwise) from, the Company under the terms of this Agreement, (c) all other rights, benefits and

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privileges enjoyed by that Member (under the Act or this Agreement) in its capacity as a Member, including that Member’s rights to vote, consent and approve those matters described in this Agreement, and (d) all obligations, duties and liabilities imposed on that Member under the Act or this Agreement in its capacity as a Member. Membership Interests shall be denominated in Class A Units, Class B Units and Class A Preferred Units.
“Mesa Member” means Mesa Piceance LLC, a Delaware limited liability company.
“Non-Voting Units” is defined in Section 3.5(a).
“Notice of Additional Capital Contributions” means, with respect to any call for additional Capital Contributions from the Members, a written notice from the Board setting forth (a) the additional Capital Contribution required from each Member, and (b) the date on which such additional Capital Contributions are required to be made to the Company.
“Notice of Removal” is defined in Section 5.1(b)(iii).
“Observer” is defined in Section 5.1(b)(i).
“Offered Interest” is defined in Section 11.3(a).
“Offered Price” is defined in Section 11.3(a).
“Offered Terms” is defined in Section 11.3(a).
“Oil and Gas Property” means any asset which constitutes “property” within the meaning of Code § 614.
“Original Agreement” is defined in Recital B.
“Original Members” means Laramie II and Par.
“Outside Date” means the date that is six years following the date of issuance of the Class A Preferred Units.
“Other Investments” is defined in Section 5.10(a)(i).
“Other Investors” is defined in Recital G.
“Par” means Par Piceance Energy Equity LLC, a Delaware limited liability company and a wholly-owned subsidiary of Par Petroleum Corporation.
“Par Manager” means any Board Member that is appointed to the Board by Par pursuant to Section 5.1(b).
“Payout” is defined in Exhibit 7.1.

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“Person” means a natural person, corporation, joint venture, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, trust, estate, business trust, association, governmental authority or any other entity.
“PIK Amount” means an amount, determined with regard to each Class A Preferred Unit for each calendar quarter in which the Board of Managers elects (or is deemed to elect) to not pay the Quarterly Dividend Amount pursuant to Section 7.1(b)(ii), equal to the Liquidation Preference of such Class A Preferred Unit multiplied by one fourth of the then-applicable PIK Dividend Rate. The PIK Amount shall be deemed to include any Accrued Dividends with respect to the relevant quarter outstanding at the time that the Liquidation Preference is so increased.
“PIK Dividend Rate” means twelve percent (12%) per annum (or fourteen percent (14%) per annum during any Dividend Rate Increase Period), as may be increased from time to time pursuant to the terms hereof (including pursuant to Section 2.10(c) and the final paragraph of Section 5.11).
“PIK Election” is defined in Section 7.1(b)(ii).
“Profits” or “Losses” means, for each Allocation Period, an amount equal to the Company’s taxable income or loss for such period, determined in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code § 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):
(a)    any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;
(b)    any expenditures of the Company described in Code § 705(a)(2)(B) or treated as Code § 705(a)(2)(B) expenditures pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses,” shall be subtracted from such taxable income or loss;
(c)    in the event the Carrying Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Carrying Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 8.2, be taken into account for purposes of computing Profits or Losses;
(d)    gain or loss resulting from any disposition of property (other than Oil and Gas Property) with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

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(e)    gain resulting from any disposition of an Oil and Gas Property with respect to which gain is recognized for U.S. federal income tax purposes shall be treated as being equal to the corresponding Simulated Gain;
(f)    in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;
(g)    to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code § 734(b) is required, pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
(h)    any items that are allocated pursuant to Section 8.2 shall not be taken into account in computing Profits and Losses, but the amounts of the items of income, gain, loss or deduction available to be specially allocated pursuant to Section 8.2 will be determined by applying rules analogous to those set forth in clauses (a) through (g) above.
“Proposed Purchaser” means a Person or group of Persons that a Member proposes as a purchaser of all or a portion of the Units of such Member (other than the Company in connection with a proposed redemption of such Units).
“Publically Traded” means, as to a security, such security is listed or admitted to trading on a national securities exchange.
“Qualified Appraiser” means an investment bank or appraisal firm with experience in valuing businesses or non–public securities of similar nature to the Company and its Units.
“Qualified Senior Offering” means an issuance of a class of Senior Securities of which 50% or more of such securities are issued to Persons other than Members or any Affiliates of a Member or a fund managed by a Member or an Affiliate of a Member or a fund for which a Member or an Affiliate of a Member acts as an investment manager.
“Quarterly Dividend Amount” means an amount determined with regard to each Class A Preferred Unit for each calendar quarter beginning on the date of issuance of such Class A Preferred Unit, equal to the Liquidation Preference of such Class A Preferred Unit multiplied by one fourth of the then-applicable Cash Dividend Rate.
“Quarterly Payment Date” means the final Business Day of each calendar quarter.
“Recalculation Event” is defined in Section 3.5(a).
“Redemption Date” is defined in Section 2.10(a).

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“Redemption Trigger” is defined in Section 2.10(a).
“Registrable Securities” means (a) the Units beneficially owned by the IPO Demand Investors. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Securities and Exchange Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met or (iii) such securities have ceased to be outstanding.
“Removal Date” means the date that is two years following the Outside Date.
“Replacement Members” is defined in Section 5.1(b)(iii).
“Second Amended LLC Agreement” is defined in Recital D.
“Securities Act” means the Securities Act of 1933, as amended from time to time. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.
“Senior Securities” means any Unit or other Equity Security with priority over Class A Units to distributions by the Company.
“Sharing Ratio” means, when used with respect to a Class A Unitholder, Class A Preferred Unitholder or Class B Unitholder (as applicable), a percentage, the numerator of which is the number of issued and outstanding Class A Units, Class A Preferred Units or Class B Units held by such Member, and the denominator of which is the total number of issued and outstanding Units of such class, as applicable.
“Sharing Percentage” is defined in Exhibit 7.1.
“Simulated Basis” means the Carrying Value of any Oil and Gas Property. The Simulated Basis of each Oil and Gas Property shall be allocated to each Member in accordance with such Member’s Capital Interest Percentage as of the time such Oil and Gas Property is acquired by the Company (and any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such Simulated Basis to be in accordance with their Capital Interest Percentages as determined at the time of any such additions), and shall be reallocated among the Members in accordance with the Members’ Capital Interest Percentages as determined immediately following the occurrence of an event giving rise to an adjustment to the Carrying Values of the Company’s Oil and Gas Properties pursuant to clause (b) of the definition of Carrying Value. Notwithstanding the foregoing, to the extent permitted by the applicable Treasury Regulations, the Board may elect to allocate Simulated Basis in a manner other than based upon Capital Interest Percentages.

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“Simulated Depletion” means, with respect to each Oil and Gas Property, a depletion allowance computed in accordance with U.S. federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Treasury Regulations § 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any Oil and Gas Property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.
“Simulated Gain” means the amount of gain realized from the sale or other disposition of an Oil and Gas Property as calculated in Treasury Regulations § 1.704-1(b)(2)(iv)(k)(2).
“Simulated Loss” means the amount of loss realized from the sale or other disposition of an Oil and Gas Property as calculated in Treasury Regulations § 1.704-1(b)(2)(iv)(k)(2).
“Tag-Along Notice” is defined in Section 11.3(a).
“Tagged Member” is defined in Section 11.3(a).
“Tagging Member” is defined in Section 11.3(a).
“Tax Distribution” means, with respect to any Member for any fiscal year, the excess, if any, of (a) the Cumulative Assumed Tax Liability of such Member as of such fiscal year, over (b) the amount of distributions made to such Member pursuant to Sections 2.10, 7.1(b) and 7.1(c) during such fiscal year and all prior fiscal years, plus the amount of distributions made to such Member pursuant to Section 7.3 with respect to all prior fiscal years.
“Tax Distribution Date” means, with respect to each fiscal year, the first March 15 following the end of such fiscal year.
“Third Amended LLC Agreement” is defined in Recital F.
“Transfer” means, with respect to any asset, including Units or any portion thereof, including any right to receive distributions from the Company or any other economic interest in the Company, a sale, assignment, transfer, distribution, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by merger, exchange, consolidation or other operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise, (b) in the case of an asset owned by a Person which is not a natural person, a distribution of such asset, including in connection with the dissolution, liquidation, winding up or termination of such Person (other than a liquidation under a deemed termination solely for tax purposes), and (c) a disposition in connection with, or in lieu of, a foreclosure of a Lien; provided, however, a Transfer shall not include the creation of a Lien.
“Treasury Regulations” means the final or temporary regulations issued by the Department of Treasury under the Code. Any reference herein to a specific section or sections of the Treasury

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Regulations shall be deemed to include a reference to any corresponding provision of future regulations under the Code.
“Unitholder” is defined in Section 2.6(f).
“Units” means (i) Class A Units, Class B Units and Class A Preferred Units and any other units of the Company authorized and issued after the date hereof and (ii) all securities into which such securities described in clause (i) are converted or for which any such securities are exchanged (pursuant to Section 11.9(d)(iii) or otherwise).
“Webster” means Steven A. Webster, an individual.
“Wells Fargo Member” means Wells Fargo Central Pacific Holdings, Inc., a California corporation.
ARTICLE II.
THE LIMITED LIABILITY COMPANY
2.1    Formation.
(a)    The Company was formed pursuant to the filing of the Certificate on May 10, 2012. The Members hereby unanimously adopt and approve the Certificate and all actions taken in connection with the filing of the Certificate.
(b)    This Agreement amends and restates in its entirety the Third Amended LLC Agreement.
(c)    The Members agree that the Company shall be governed by the terms and conditions set forth in this Agreement. To the fullest extent permitted by the Act, this Agreement shall control as to any conflict between this Agreement and the Act or as to any matter provided for in this Agreement that is also provided for in the Act.
2.2    Name. The name of the Company shall be Laramie Energy, LLC.
2.3    Certificate of Formation. A certificate of formation that complies with the requirements of the Act was properly filed with the Delaware Secretary of State. Effective December 23, 2015, the Company’s name was changed from Piceance Energy, LLC to Laramie Energy, LLC. The proper officers of the Company shall execute such further documents (including amendments to the certificate of formation) and take such further action as shall be appropriate or necessary to comply with the requirements of Law for the formation, qualification or operation of a limited liability company in all states and counties where the Company may conduct its business.
2.4    Registered Office and Agent; Principal Place of Business. The location of the registered office of the Company and the Company’s registered agent at such address shall initially be 1401 Seventeenth Street, Suite 1400, Denver, Colorado 80202, and shall be subject to change as determined by the Board. The location of the principal place of business of the Company shall

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be 1401 Seventeenth Street, Suite 1400, Denver, Colorado 80202, or at such other location as the Board may from time to time select.
2.5    Purpose. The business of the Company shall be to (I) acquire and own oil and gas, surface real estate, and related assets (collectively, the “Assets”), (b) operate the Assets, including the maintenance, operation, construction, development and sale of the Assets, and (c) take such other actions and engage in such other activities as may be reasonably necessary or desirable to pursue or accomplish the foregoing (collectively, the “Business”).
2.6    Classes of Units; Issuance of Additional Membership Interests.
(a)    The Company shall have three classes of Membership Interests: “Class A Units,” “Class A Preferred Units” and “Class B Units”. For the avoidance of doubt, the Class A Preferred Units shall not be deemed to be Class A Units for any purpose of this Agreement.
(b)    As of the date hereof, there are 1,000,000 authorized Class A Units, of which that certain number of Class A Units as set forth on Exhibit A have been issued to the Class A Unitholders.
(c)    As of the date hereof, there are 15,000 authorized Class B Units. The Company is hereby authorized to issue all of the Class B Units to Incentive Member.
(d)    As of the date hereof, there are 30,000 authorized Class A Preferred Units, of which that certain number of Class A Preferred Units as set forth on Exhibit A have been issued to the Class A Preferred Unitholders.
(e)    The Class A Units, the Class A Preferred Units and Class B Units shall be uncertificated.
(f)    Each class of Membership Interests of the Company shall have the rights and privileges accorded such class as are set forth in this Agreement. Members that own Class A Units are herein sometimes called a “Class A Unitholder” or collectively the “Class A Unitholders.” Members that own Class A Preferred Units are herein sometimes called a “Class A Preferred Unitholder” or collectively the “Class A Preferred Unitholders.” Members that own Class B Units are herein sometimes called a “Class B Unitholder” or collectively the “Class B Unitholders.” The Class A Unitholders, Class A Preferred Unitholders and Class B Unitholders are referred to herein each as a “Unitholder,” and collectively as “Unitholders.
(g)    Class A Units and Class B Units repurchased by or forfeited to the Company that are not reissued by the Company will be considered authorized but unissued, shall no longer be outstanding and shall be disregarded for determining the aggregate holdings of outstanding Class A Units and Class B Units, respectively.
(h)    Subject to the provisions of Sections 5.2(c) and 5.11 the Board may from time to time (i) increase or decrease (but not below the total number of then outstanding Units) the total number of Units that the Company is authorized to issue and the number of Units constituting

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any class or series of Units, (ii) authorize the issuance of additional classes or series of Units and fix and determine the designation and the relative rights, preferences, privileges and restrictions granted to or imposed on such additional classes and series of Units (including the rights, preferences and privileges that are senior to or have preference over the rights, preferences or privileges of any then outstanding or authorized class or series of Units), and (iii) amend or restate this Agreement as necessary to effect any or all of the foregoing. Additional Units may be issued for such Capital Contributions as shall be approved in accordance with Article III and Sections 5.2(c) and 5.11. If the issuance of additional Units has been properly approved in accordance with this Agreement, the Persons to whom such additional Units have been issued shall automatically be admitted to the Company as Members with respect to such additional Units, subject to the satisfaction or waiver of the requirements set forth in Sections 11.6 and 11.7.
2.7    The Members. The name, business address and number of Units of each Member is set forth on Exhibit A attached hereto. Upon the admission of additional or substituted Members in accordance with this Agreement, the Board shall update Exhibit A attached hereto to reflect the then current ownership of Units. Notwithstanding anything to the contrary herein, the update by the Board of Exhibit A pursuant to this Section 2.7 shall not be considered an amendment to this Agreement.
2.8    Voting. To the extent that the vote of Members may be required hereunder, then each Class A Unitholder shall have one vote for each Class A Unit that it holds in all matters subject to a vote of Members and the affirmative act of the Members shall require the vote of at least 51% of the outstanding Class A Units. The Class A Preferred Unitholders and the Class B Unitholders shall have no right to vote (by virtue of their ownership of such Class A Preferred Units or Class B Units) in any matters subject to a vote of the Members, unless required pursuant to applicable law or as otherwise provided herein (including Section 5.11). Notwithstanding anything to the contrary in this Agreement or the Act, the Members acknowledge and agree that the matters described in Section 5.1 and Section 5.2 require the approval of the Board only and that no separate or additional Member vote, consent or approval shall be required in order for the Company to undertake such action.
2.9    Term. The Company shall have perpetual existence; provided, that the Company shall be dissolved upon the occurrence of an event set forth in Section 12.2.
2.10    Redemption of Class A Preferred Units.
(a)    On or after the earliest to occur of (i) the Outside Date, or (ii) the consummation of an Initial Public Offering (any of the foregoing, a “Redemption Trigger”), the Company shall redeem in full in cash all, and not less than all, of the Class A Preferred Units at a price per Class A Preferred Unit equal to each such Class A Preferred Unit’s Liquidation Preference then in effect (the date of the occurrence of such Redemption Trigger, the “Redemption Date”).
(b)    The Company at any time (or from time to time) may, in the sole discretion of the Company, redeem all or a portion of the Class A Preferred Units in cash at a price per unit equal to the then applicable Liquidation Preference for each such Class A Preferred Unit, provided that any such optional redemption by the Company shall be in respect of Class A Preferred Units

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with an aggregate minimum original Liquidation Preference of $5,000,000 unless all of the outstanding Class A Preferred Units are redeemed in connection with such transaction.
(c)    If on the Redemption Date, all of the Class A Preferred Units are not redeemed in full in cash by the Company, then until the date on which the Class A Preferred Units are fully redeemed and the aggregate Liquidation Preference is paid in full in cash, (i) all of the unredeemed Class A Preferred Units shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section 7.1, and (ii) commencing on the Redemption Date, the Cash Dividend Rate or the PIK Dividend Rate, as applicable, shall be increased by 5% per annum, which shall accumulate daily as Accrued Dividends, and such rate shall increase by an additional 5% per annum upon each anniversary of the Redemption Date until such time as the Class A Preferred Units are redeemed in full in cash.
ARTICLE III.
CAPITAL CONTRIBUTIONS
3.1    Capital Contributions. The Members have heretofore made Capital Contributions to the Company, and have received the Units as provided in this Agreement and as set forth in Exhibit A. Initial Capital Contributions of additional Members shall be governed by Section 2.6.
3.2    Additional Capital Contributions.
(a)    The Company is obligated to offer Units to the Members on a pro rata basis, based on the Members’ Sharing Ratios, before offering Units to or accepting an offer to purchase Units from any other Person. Upon determination to seek additional Capital Contributions or upon a third party’s offer to purchase Units from the Company, the Board shall deliver to the Members a Notice of Additional Capital Contributions at least 30 days in advance of the time such additional Capital Contributions are required to be made to the Company. The Notice of Additional Capital Contributions shall set forth the amount of additional Capital Contributions sought, each Member’s pro rata portion of such amount, and the date by which such Capital Contribution is to be made. Each Member shall notify the Board within ten days after delivery of the Notice of Additional Capital Contributions whether such Member elects to make its applicable Capital Contribution. If a Member delivers notice to the Board that it will not make the additional Capital Contribution or if the Member has not indicated an intent to make the additional Capital Contribution by expiration of the initial ten-day period from the delivery of the Notice of Additional Contributions, the Board shall give the other Members written notice of the uncommitted portion of the additional Capital Contribution sought and permit such other Members an additional ten days to commit to pay the uncommitted portion of the additional Capital Contributions. If the other Members decline or fail to respond during the ten-day period, then the Board may, for the 90-day period following such other Members’ determination or failure to respond, offer to other Persons the opportunity to make the remaining uncommitted Capital Contribution, on the same terms as were available to the Members.
(b)    Any additional Capital Contribution that a Member is required or elects to make shall be made to the Company in immediately available funds on or before the date specified

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in the applicable notice (which date shall not be less than 30 days prior to the delivery of such notice). As of the date hereof, no Member has any commitments to make any future additional Capital Contributions.
(c)    The provisions of this Section 3.2 shall not apply in the context of the sale of the Company or other comparable transaction.
3.3    No Third Party Right to Enforce. No Person other than a Member shall have the right to enforce any obligation of a Member to contribute capital hereunder and specifically no lender or other third party shall have any such rights.
3.4    Return of Contributions. No Member shall be entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. No unrepaid Capital Contribution shall constitute a liability of the Company or any Member. A Member is not required to contribute or to lend cash or property to the Company to enable the Company to return any Member’s Capital Contributions. The provisions of this Section 3.4 shall not limit a Member’s rights under Article XII.
3.5    BHCA Matters.
(a)    Any Unit in the Company that is (i) held for its own account by a BHC Investor or by any affiliate (as defined in 12 U.S.C. Sec. 1841(k)) of such BHC Investor that is itself a BHC Investor (a “BHC Affiliate”), and (ii) determined in the aggregate to have voting rights with respect to a matter in excess of four and 99/100 percent (4.99%) (or such greater percentage as may be permitted under Section 4(c)(6) of the BHCA) of the voting rights of any Units pursuant to the applicable provisions of this Agreement (such determination to be made (A) at the time of admission of the BHC Investor or any of its BHC Affiliates to the Company, (B) at the time of admission of any additional Member to, or withdrawal of any Member from, the Company, or (C) at any other time when an adjustment is made to the Members’ proportionate ownership of Units or voting rights attributable to such Units (each, a “Recalculation Event”)), shall be treated as “Non-Voting Units” except as provided below. In the event that the Units of a BHC Investor and its BHC Affiliates are determined in the aggregate to include Non-Voting Units, such BHC Investor and its BHC Affiliates may by notice to the Company and the other Members allocate voting Units and Non-Voting Units among themselves in such percentages as they may elect. Upon any Recalculation Event, each Unit held by a BHC Investor and any of its BHC Affiliates shall be recalculated, and only that portion of Units held by such BHC Investor and any of its BHC Affiliates that is determined as of the date of such Recalculation Event to have voting rights in excess of four and 99/100 percent (4.99%) with respect to a matter (or such greater percentage as may be permitted under Section 4(c)(6) of the BHCA) of Units, excluding Non-Voting Units as of such date, shall be Non-Voting Units.
(b)    Except as provided in this Section 3.5(b), Non-Voting Units (whether or not subsequently Transferred in whole or in part to any other Person) shall not be entitled to vote or consent with respect to any matter under this Agreement or the Act, and shall be deemed to have waived any rights to vote or consent with respect to such matters. Non-Voting Units shall not be counted as Units of Members (either for purposes of determining the numerator or the denominator in any vote) for purposes of determining whether any vote required under this Agreement has been

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approved by the requisite percentage in interest of the Members; provided that a BHC Investor and its BHC Affiliates will be permitted to vote their Non-Voting Units on (i) any proposal to dissolve or continue the business of the Company (but not on the selection of any successor Board Members, and each BHC Investor and its BHC Affiliates irrevocably waive their right to vote any Non-Voting Units on the selection of successor Board Members under the Act, which waiver shall be binding upon such BHC Investor and its BHC Affiliates and any entities which succeed to their Units), and (ii) any matter that would significantly and adversely affect the rights, preferences or limited liability of such BHC Investor or its BHC Affiliates, such as modification of the terms of its Units in relation to the Units of other Members, the making of any distributions by the Company to any Member prior to making any required distributions to other Members, and other matters as to which non-voting shares are permitted to vote pursuant to 12 C.F.R. Sec. 225.2(q)(2), as in effect from time to time. Except as provided by the immediately preceding sentence, Non-Voting Units will not be counted (in either the numerator or the denominator of Units entitled to vote on any matter) as Units held by any Member for purposes of determining whether any vote or consent required has been approved under this Agreement or given by the requisite percentage in interest of the Members. Except as provided in this Section 3.5(b), Non-Voting Units will be identical in all respects to all other Units of the same class or series.
(c)    Notwithstanding the foregoing, a BHC Investor may elect not to be governed by this Section 3.5(c) by giving written notice to the Company and each of the other Members stating that, as a result of a change in Law applicable to such BHC Investor or pursuant to such BHC Investor’s reliance on Section 4(k) of the BHCA or otherwise, the BHC Investor and its BHC Affiliates are not prohibited from acquiring or controlling more than four and 99/100 percent (4.99%) of the voting Units held by the Members (or such greater percentage as may be permitted by Section 4(c)(6) of the BHCA), in which case the amount of the Units held by such BHC Investor and its BHC Affiliates specified in such notice to be subject to this provision shall be voting Units. Any such election by a BHC Investor may be rescinded at any time by written notice to the Company and each of the other Members, provided that any such rescission shall be irrevocable.
(d)    The Company shall notify any BHC Investor as soon as reasonably practicable after a Recalculation Event of the voting rights of the Units of such BHC Investor and its BHC Affiliates, after giving effect to such event, as a percentage of the aggregate voting rights of Units of the Members pursuant to the applicable provisions of this Agreement.
ARTICLE IV.
REPRESENTATIONS, WARRANTIES AND COVENANTS
4.1    General Representations and Warranties. Each Member represents and warrants to the Board, the other Members and the Company, as follows:
(a)    It is the type of legal entity, as applicable, specified in Exhibit A of this Agreement, duly organized and in good standing under the laws of the jurisdiction of its organization and is qualified to do business and is in good standing in those jurisdictions where necessary to carry out the purposes of this Agreement;

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(b)    The execution, delivery and performance by it of this Agreement and all transactions contemplated herein are within its entity powers and have been duly authorized by all necessary entity actions;
(c)    This Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and
(d)    The execution, delivery and performance by it of this Agreement will not conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of (i) any applicable Law, (i) its governing documents, or (i) any agreement or arrangement to which it or any of its Affiliates is a party or which is binding upon it or any of its Affiliates or any of its or their assets.
4.2    Conflict and Tax Representations. Each Member represents and warrants to the Board, the other Members and the Company, as follows:
(a)    Such Member has been advised that (I) a conflict of interest exists among the Members’ individual interests, (I) this Agreement has tax consequences, and (I) it should seek independent counsel in connection with the execution of this Agreement;
(b)    Such Member has had the opportunity to seek independent counsel and independent tax advice prior to the execution of this Agreement and no Person has made any representation of any kind to it regarding the tax consequences of this Agreement; and
(c)    This Agreement and the language used in this Agreement are the product of all parties’ efforts and each party hereby irrevocably waives the benefit of any rule of contract construction which disfavors the drafter of an agreement.
4.3    Investment Representations and Warranties. In acquiring an interest in the Company, each Member represents and warrants to the other Members and the Company that it is acquiring such interest for its own account for investment and not with a view to its sale or distribution. Each Member recognizes that investments such as those contemplated by this Agreement are speculative and involve substantial risk. Each Member further represents and warrants that the Board and the other Members have not made any guaranty or representation upon which it has relied concerning the possibility or probability of profit or loss as a result of its acquisition of an interest in the Company.
4.4    Survival. The representations and warranties set forth in this Article IV shall survive the execution and delivery of this Agreement and any documents of Transfer provided under this Agreement.
ARTICLE V.
COMPANY MANAGEMENT

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5.1    Board of Managers.
(a)    Establishment; Powers. A committee of individuals shall, unless otherwise restricted by Law or this Agreement, be delegated with responsibility for Member actions, shall approve all Major Decisions of the Company and other actions requiring Board approval hereunder and shall generally direct the management of the Company, subject to the authority granted to the officers of the Company, and exercise the powers of the Company (this committee is referred to as the “Board” or the “Board of Managers” and the individuals appointed to the Board are referred to as the “Board Members”). Except for situations in which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, decisions on behalf of the Members shall be made by the Board.
(b)    Designation.
(i)    The number of Board Members shall be seven. Subject to clause (iii) below, the Avista Parties shall be entitled to appoint two Board Members, the DLJ IV Parties shall be entitled to appoint one Board Member, Par shall be entitled to appoint three Board Members, and the Chief Executive Officer of the Company shall be a Board Member. Members can remove and replace their Board Member designees at any time, in their sole discretion. Notwithstanding the above, the Wells Fargo Member, the Mesa Member and the Black Hills Member shall each be entitled to appoint one non-voting observer to attend the meetings of the Board (the “Observers”); provided, that the Mesa Member observer must be an employee, officer or member of Energy Trust Capital III LLC, the general partner of Energy Trust Partners III LP; and provided further, that the Board, due to circumstances as determined by the Board, may hold a special meeting without providing notice to the Observers. The Board shall have the right (in its sole discretion) to exclude an Observer from all or any portion of a meeting of the Board. In no event shall the failure to notify the Observers of a meeting of the Board, or the lack of attendance by an Observer at a meeting of the Board, invalidate any action taken by the Board at such meeting.
(ii)    Board Members shall be natural persons, but Board Members need not be residents of Delaware or Members of the Company.
(iii)    If the Company fails to redeem the Class A Preferred Units in whole in cash on or before the Removal Date, then for so long as the Class A Preferred Units remain outstanding (x) the Class A Preferred Unitholders representing a majority of the outstanding Class A Preferred Units may (in addition to all other remedies that may be available to it herein, at Law or in equity, or otherwise, and notwithstanding anything to the contrary set forth in Section 6.1) in their sole discretion, remove one of the Board Members appointed by the Avista Parties, the Board Member appointed by the DLJ IV Parties, and two of the Board Members appointed by Par by submitting a notice of removal to the Company (the “Notice of Removal”), and (y) the Class A Preferred Unitholders representing a majority of the outstanding Class A Preferred Units shall be entitled to nominate and appoint four replacement Board Members (such new Board Members being the “Replacement Members”). The removal of the Board Members designated in the Notice of Removal shall be effective and occur automatically upon receipt by the Company of the Notice of Removal.

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(c)    Vacancies. If a Member fails to appoint a Board Member within 30 days of a vacancy arising, a successor shall be elected to hold office by a majority of Board Members then in office, regardless of whether a quorum exists, or at a special meeting of the Members if there are no Board Members remaining.
(d)    Resignation. A Board Member may resign at any time by giving written notice to that effect to the Board. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.
(e)    Meetings of the Board. The Board shall meet at such time as the Board may designate at the principal office of the Company or such other place as may be unanimously approved by the Board. Meetings of the Board shall be held on the call of any Member holding at least ten percent of all Class A Units on a fully diluted basis. All meetings of the Board shall be held upon at least three Business Days’ written notice to the Board Members, or upon such shorter notice as may be approved by all of the Board Members. Any Board Member may waive such notice. A record shall be maintained of each meeting of the Board.
(i)    Conduct of Meetings. Any meeting of the Board Members may be held in person and by means of a conference, telephone or similar communication equipment by means of which all Board Members and other individuals participating in the meeting can hear each other, and such telephone or similar participation in a meeting shall constitute presence in person at the meeting.
(ii)    Quorum. Four of the Board Members then in office shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Board Members present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
(iii)    Voting. Any decisions to be made by the Board must be approved by the affirmative vote of a majority of the Board Members then serving on the Board, subject to any requirement of a greater vote under the Act or pursuant to this Agreement. Board Members may vote in person or by proxy executed in writing before the time of the meeting.
(iv)    Attendance and Waiver of Notice. Attendance of a Board Member at any meeting shall constitute a waiver of notice of such meeting, except where a Board Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.
(v)    Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting if (A) the action is evidenced by written consent signed by a sufficient number of Board

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Members to approve the action at a meeting, and (B) the Board Members are given three Business Days advance written notice prior to such action being taken by written consent. Any such action taken by the Board without a meeting shall be promptly provided to the Board Members and all Members.
(f)    Compensation of Board Members. Other than as expressly provided herein, no Board Member shall be entitled to receive compensation or expense reimbursement from the Company for his or her services as a Board Member. Nothing contained in this Agreement shall be construed to preclude a Board Member from serving the Company in any other capacity. Notwithstanding the foregoing, the Company shall pay all reasonable and documented out-of-pocket expenses, including commercial air travel fares, incurred by any Board Member in connection with his or her participation in meetings of the Board and attending to the business of the Company.
(g)    Chairman of the Board. Robert S. Boswell shall serve as the Chairman of the Board. The chairman, in his capacity as the chairman of the Board, shall not have any of the rights or powers of an officer of the Company or any special voting rights (except to the extent that the chairman is also an officer).
(h)    Minutes. Minutes of all meetings of the Board shall be kept and distributed to each Member and each Board Member as soon as reasonably practicable following each meeting. If no objection is raised in writing following receipt of minutes or in any event at the next meeting of the Board, then such minutes shall be deemed to be accurate and shall be binding on the Board Members and the Company with respect to the matters dealt with therein.
5.2    Major Decisions. Subject to Section 5.11, no Member, Board Member, officer, employee, agent or representative of the Company shall have any authority to bind or take any action on behalf of the Company with respect to any Major Decision unless such Major Decision has been unanimously approved by the Board, provided that following the delivery of a Notice of Removal and the appointment of Replacement Members pursuant to Section 5.1(b)(iii) above, only the approval of the four Replacement Members shall be required for any Major Decision. Each of the following matters or actions by the Company shall constitute a “Major Decision”:
(a)    incurring any borrowings of any kind, including capital leases, or the issuance or restructuring of any debt of the Company or causing the Company to guaranty indebtedness, other than (i) the Bank Revolving Credit Facility, (ii) purchase money indebtedness up to $5,000,000 and (iii) unsecured trade indebtedness in an aggregate not to exceed $15,000,000;
(b)    assuming or guaranteeing the performance of any obligation outside the ordinary course of business greater than $2,500,000;
(c)    adding a new class of securities or increasing or decreasing the outstanding ownership, including additional Units or other Equity Securities, of the Company or otherwise requiring additional Capital Contributions;
(d)    admitting additional Members except pursuant to a Capital Contribution as described in Article III;

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(e)    abandoning or selling assets with a value of $30,000,000 or greater in one transaction or a series of related transactions;
(f)    acquiring new assets with a value in excess of $30,000,000;
(g)    repurchase, redeem or make any payment in respect of any Units other than the Class A Preferred Units, provided that no consent shall be necessary to pay any Tax Distributions;
(h)    forming or joining a joint venture (excepting customary oil and gas industry exploration and development agreements, to the extent not otherwise prohibited by this Section 5.2) or subsidiary, or merging or consolidating with another entity;
(i)    compromising or settling a lawsuit brought by or against the Company or confess judgment against the Company for amounts in excess of $2,500,000;
(j)    entering into a material contract with, making any loan to, advancing payments to, redeeming or repurchasing Units from or authorizing any dividend or distributions to, Members, except for distributions pursuant to either Section 7.1(b) or Section 7.3;
(k)    the liquidation, dissolution, or winding up of the Company; or reorganizing or recapitalizing the Company;
(l)    amending or repealing this Agreement;
(m)    filing a voluntary petition for bankruptcy, seeking a receiver, making an assignment for the benefit of its creditors, making an admission in writing of Company’s inability to pay its debts;
(n)    requiring the Members to make any Capital Contributions in addition to those required under Article III;
(o)    changing the Company’s principal outside accounting firm;
(p)    making any loans to any person outside the ordinary course of business;
(q)    authorizing or issuing any Class B Units or other incentive equity interests in the Company or its subsidiaries;
(r)    taking, or refraining from taking, any action that would result in the Company not being classified as a partnership for federal or applicable state tax income purposes; and
(s)    transactions, agreements, contracts and undertakings with any Member’s Affiliates.
5.3    Additional Board Activities.

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(a)    The Company’s quarterly budgets and any quarterly capital expenses for individual or a group of related items not included in the quarterly budget in excess of $1,000,000 shall be approved by the Board at a meeting of the Board, and not by written consent.
(b)    Any hedging activities beyond those expressly required by the Bank Revolving Credit Facility shall be approved by the Board.
5.4    Duties of Board Members and Officers.
(a)    Each Board Member and each officer of the Company shall carry out his or its duties in good faith in a manner reasonably believed to be in the best interests of the Company. Each Board Member and each officer shall devote such time to the business and affairs of the Company as he or it may determine, in his or its reasonable discretion, is necessary for the efficient carrying on of the Company’s business. To the extent permitted by the Act, neither any Board Member nor any Company officer shall have any fiduciary duties to the Company, and, subject to the preceding sentence, the Board Members’ and officers’ duties and liabilities are restricted by the provisions of this Agreement to the extent that any such provisions restrict the duties and liabilities of the Board Members and officers otherwise existing at law or in equity.
(b)    Notwithstanding anything in this Agreement or in the Act to the contrary, but subject to Section 5.4(a), a person, in performing his duties and obligations as a Board Member under this Agreement, shall be entitled to act or omit to act at the direction of the Member(s) that designated such person to serve on the Board of Managers, considering only such factors, including the separate interests of the designating Member(s), as such Board Member or Member(s) choose to consider, and any action of a Board Member or failure to act, taken or omitted in good faith reliance on the foregoing provisions shall not, as between the Company and the other Member(s), on the one hand, and the Board Member or Member(s) designating such Board Member, on the other hand, constitute a breach of any duty (including any fiduciary or other similar duty, to the extent such exists under the Act or any other applicable law, rule or regulation) on the part of such Board Member or Member(s) to the Company or any other Board Member or Member of the Company.
(c)    The Members (and the Members on behalf of the Company) hereby:
(i)    agree that (A) the terms of this Section 5.4, to the extent that they modify or limit a duty or other obligation, if any, that a Board Member may have to the Company or any another Member under the Act or other applicable law, rule or regulation, are reasonable in form, scope and content; and (B) the terms of this Section shall control to the fullest extent possible if it is in conflict with a duty, if any, that a Board Member may have to the Company or another Member, under the Act or any other applicable law, rule or regulation; and
(ii)    waive any duty or other obligation, if any, that a Member may have to the Company or another Member, pursuant to the Act or any other applicable law, rule or regulation, to the extent necessary to give effect to the terms of this Section 5.4.

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(d)    The Members, on behalf of the Company, acknowledge, affirm and agree that (i) the Members would not be willing to make an investment in the Company, and no person designated by any of the Members to serve on the Board of Managers would be willing to so serve, in the absence of this Section 5.4, and (ii) they have reviewed and understand the provisions of §§18-1101(b) and (c) of the Act.
5.5    Reliance by Third Parties. No third party dealing with the Company shall be required to ascertain whether any Company officer or any person expressly authorized by the Board is acting in accordance with the provisions of this Agreement. All third parties may rely on a document executed by the Board or by any Company officer or by any person authorized in writing by the Board as binding on the Company. The foregoing provisions shall not apply to third parties who are Affiliates or family members of any such Person executing any such document. If any Board Member, any Member, any officer or other Person acts without authority, such action shall not be binding on the Company and such Person shall be liable to the Members for any damages arising out of its unauthorized actions.
5.6    Information Relating to the Company. Upon request, the Company shall supply to a Member any information required to be available to the Members under the Act.
5.7    Exculpation and Indemnification; Litigation.
(a)    In carrying out their respective duties hereunder, the Board Members and the Company officers shall not be liable to the Company nor to any Member for their good faith actions, or failure to act, nor for any errors of judgment, nor for any act or omission believed in good faith to be within the scope of authority conferred by this Agreement, but shall be liable for fraud, willful misconduct or gross negligence in the performance of their respective duties under this Agreement.
(b)    To the extent the Board Members or the Company officers have duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, the Board Members or the officers acting under this Agreement shall not be liable to the Company or to any Member for such Person’s good faith reliance on the provisions of this Agreement, the records of the Company, and such information, opinions, reports or statements presented to the Company by any of the Company’s other officers or employees, or by any other Person as to matters such Board Member or any such officer reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act. No Board Member or officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Board Member or officer of the Company or any combination of the foregoing.
(c)    Subject to the limitations of the Act, the Company shall indemnify, defend, save and hold harmless the Board Members and the Company officers from and against third party claims arising as a result of any act or omission of such Board Members or any such officer believed

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in good faith to be within the scope of authority conferred in accordance with this Agreement, except for fraud, willful misconduct, gross negligence or a finding of liability to the Company. In all cases, indemnification shall be provided only out of and to the extent of the net assets of the Company and no Member shall have any personal liability whatsoever on account thereof. Notwithstanding the foregoing, the Company’s indemnification of the Board Members and Company officers as to third party claims shall be only with respect to such loss, liability or damage that is not otherwise compensated by insurance carried for the benefit of the Company.
(d)    The Board has the right to control the defense of any litigation or other government proceeding in which the Company is involved. The Board shall promptly provide (or cause to be provided) to a Member any information regarding any such litigation or proceeding such Member may reasonably request, at the expense of such Member, and shall reasonably cooperate with the Members in connection with the defense of any such litigation or proceeding.
(e)    The Company shall reimburse the reasonable expenses of any Member, Board Member, officer or any of their officers or employees that are required to appear as a witness in litigation or any other government proceeding because of or relating to their service to, or relationship with, the Company.
(f)    The Company shall purchase and maintain (i) a directors’ and officers’ insurance policy covering the Board Members and others serving at the request of the Company or its Board; (ii) property and casualty insurance for the Company’s assets; and (iii) liability insurance at coverage levels as set forth in Schedule 5.7 (f).
(g)    If any provision of this Section 5.7 (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the Company’s indemnification and exculpation to all other Persons and circumstances to the greatest extent permissible by Law or the enforceability of such provision in any other jurisdiction.
5.8    Officers.
(a)    The Board of Managers may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware or a Member. Any such officers so designated shall have such authority and perform such duties as the Board of Managers may, from time to time, delegate to them. The Board of Managers may assign titles to particular officers. Unless the Board of Managers decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporate Law (or any successor statute), the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Board of Managers pursuant to this Section 5.8 and the other terms and provisions hereof. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the

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same person. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Board of Managers.
(b)    Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Board of Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board of Managers; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board of Managers.
5.9    [Reserved].
5.10    Other Investments of Investor Parties; Waiver of Conflicts of Interest.
(a)    Each Member acknowledges and affirms that the stockholders of Par, the Avista Parties, the DLJ IV Parties, the Wells Fargo Member, Boswell, the members of the Mesa Member, the Black Hills Member, Boswell and Webster (the “Investor Parties”):
(i)    (A) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of the U.S. and Canadian “upstream” and “midstream” oil and gas business that may, are or will be competitive with the Company’s business or that could be suitable for the Company, (B) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments, and (C) may develop or become aware of business opportunities for Other Investments; and
(ii)    may or will, as a result of or arising from the matters referenced in clause (i) above, the nature of the Investor Parties’ businesses and other factors, have conflicts of interest or potential conflicts of interest.
(b)    The Members, and the Members on behalf of the Company expressly (x) waive any such conflicts of interest or potential conflicts of interest and agree that no Investor Party shall have any liability to any Member or any Affiliate thereof, or the Company with respect to such conflicts of interest or potential conflicts of interest and (y) acknowledge and agree that the Investor Parties and their respective representatives will not have any duty to disclose to the Company, any other Member or the Board of Managers any such business opportunities, whether or not competitive with the Company’s business and whether or not the Company might be interested in such business opportunity for itself; provided, however, that the foregoing shall not be construed to permit any breach of Section 15.3. The Members (and the Members on behalf of the Company) also acknowledge that the Investor Parties and their representatives have duties not to disclose confidential information of or related to the Other Investments.
(c)    The Members (and the Members on behalf of the Company) hereby:

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(i)    agree that (A) the terms of this Section 5.10, to the extent that they modify or limit any duty of loyalty or other similar obligation, if any, that an Investor Party may have to the Company or another Member under the Act or other applicable law, rule or regulation, are reasonable in form, scope and content; and (B) the terms of this Section 5.10 shall control to the fullest extent possible if it is in conflict with any duty of loyalty or similar obligation, if any, that an Investor Party may have to the Company or another Member, the Act or any other applicable law, rule or regulation; and
(ii)    waive any duty of loyalty or other similar obligation, if any, that an Investor Party may have to the Company or another Member, pursuant to the Act or any other applicable law, rule or regulation, to the extent necessary to give effect to the terms of this Section 5.10.
(d)    Whenever in this Agreement a Member or any representative thereof is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interests of or factors affecting the Company or any other Member, or (b) in its “good faith” or under another expressed standard, a Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. Nothing in this Section 5.10(d) shall limit the duties provided for in Section 5.4(a).
5.11    Class A Consents. Notwithstanding anything to the contrary in this Agreement, in no event shall the Company or any of its Subsidiaries (or any Board Member, officer, employee, agent or representative of the Company or its Subsidiaries) take any of the following actions unless such action has been consented to in writing by (i) Members in their sole discretion representing at least two-thirds of the Class A Preferred Units, in the case of clauses (a), (c), (e), (f), (g), and (h) below and clause (i) below to the extent it pertains to any of the preceding clauses (a), (c), (e), (f), (g) and (h), and (ii) Members in their sole discretion representing at least two-thirds of the Class A Units and each of the Par Manager and the Avista Manager, in the instances of clauses (b) and (d) below, and clause (i) to the extent it pertains to either clause (b) or clause (d):
(a)    amend this Agreement, the Certificate or any other organizational document of the Company or any of its Subsidiaries in any manner that adversely or disproportionally affects the rights, preferences, privileges or power of the Class A Preferred Units;
(b)    amend this Agreement, the Certificate or any other organizational document of the Company or any of its Subsidiaries in any manner that adversely or disproportionally affects the rights, preferences, privileges or power of the Class A Units;
(c)    issue or create any equity or other securities that have rights, preferences or privileges with respect to distributions or dividends superior to or on parity with the Class A Preferred Units;

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(d)    issue or create any equity or other securities that have rights, preferences or privileges with respect to distributions or dividends superior to or on parity with the Class A Units;
(e)    file a voluntary petition for bankruptcy, seeking a receiver, making an assignment for the benefit of its creditors, making an admission in writing of Company’s inability to pay its debts;
(f)    repurchase, redeem or make any payment in respect of any Units other than the Class A Preferred Units, provided that no consent shall be necessary to pay any Tax Distributions;
(g)    incur any indebtedness of any kind, including capital leases, or the issuance or restructuring of any debt of the Company or causing the Company to guaranty indebtedness, other than indebtedness incurred pursuant to a reserve based revolving credit facility provided by commercial banks with borrowing availability subject to a conforming borrowing base determined in accordance with customary oil and gas lending criteria and subject to periodic redetermination and adjustment (including, for the avoidance of doubt, the Bank Revolving Credit Facility as in effect on the date of the issuance of the Class A Preferred Units);
(h)    enter into transactions, agreements, contracts and undertakings with any Member’s Affiliates, unless the terms of such transaction, agreement, contract or undertaking are on terms no less favorable to the Company and its Subsidiaries than a similar transaction negotiated on an arm’s-length basis with a unaffiliated third party; or
(i)    agree to take any of the foregoing actions or take any other action that would have the effect (directly or indirectly) of circumventing the rights of the Class A Preferred Unitholders or the Class A Unitholders as applicable provided by this Section 5.11.
In the event that the Company or any of its Subsidiaries (or any Board Member, officer, employee, agent or representative of the Company or its Subsidiaries) take any action that violates this Section 5.11, then in addition to any other rights and remedies that the Class A Preferred Unitholders and the Class A Unitholders may have (whether hereunder or under applicable Law), commencing as of the date of such violation the Cash Dividend Rate or PIK Dividend Rate, as applicable, shall be increased by five percent per annum, which shall accumulate daily as Accrued Dividends, and such rate shall increase by an additional five percent per annum upon each anniversary of the date of such violation until the earlier of (i) the date on which the Class A Preferred Units are redeemed in whole in cash or (ii) Members representing at least two-thirds of the Class A Preferred Units (and in the case of clauses (a) (b) and (g), at least two-thirds of the Class A Units) have waived such violation.
5.12    Specified Manager Consents Regarding Equity Issuances.
(a)    Notwithstanding anything to the contrary in this Agreement, prior to the delivery of a Notice of Removal and the appointment of Replacement Members pursuant to Section 5.1(b)(iii), in no event shall the Company or any of its Subsidiaries (or any Board Member, officer, employee, agent or representative of the Company or its Subsidiaries) issue additional Units or other Equity Securities of the Company other (i) than Senior Securities issued pursuant to a

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Qualified Senior Offering or (ii) Units or other Equity Securities of the Company, other than Senior Securities, issued at or above Fair Market Value (as determined pursuant to Sections 5.12(b) and 5.12(c) below) of such offered Units or other Equity Securities, unless in each case, such issuance has been consented to in writing by each of the Avista Manager and the Par Manager. For the avoidance of doubt, the consent of the Avista Manager and the Par Manager shall not be required in connection with the foregoing to the extent that a Notice of Removal has been delivered.
(b)    Prior to issuing any Units or Equity Securities pursuant to Section 5.12(a), (i) if the Avista Manager shall not have approved the Board’s determination of Fair Market Value for purposes of such issuances, then the Board will provide written notice (“FMV Notice”) to the Avista Parties of the Board’s determination of Fair Market Value for purposes of such issuances at least 10 days prior such issuance and (ii) if the Par Manager shall not have approved the Board’s determination of Fair Market Value for purposes of such issuances, then the Board will provide a FMV Notice to Par of the Board’s determination of Fair Market Value for purposes of such issuances at least 10 days prior to such issuance.
(c)    If, after its receipt of FMV Notice, the Avista Parties or Par disagrees with the Fair Market Value to which such FMV Notice relates, such Person shall deliver to the Board a written notice of objection (a “FMV Objection”) within ten (10) days after delivery of the FMV Notice (any such Person that delivers a FMV Objection, an “Objecting Party”). Upon receipt of a FMV Objection, the Board and each Objecting Party will negotiate in good faith to attempt to agree on such Fair Market Value. If such agreement is not reached between the Board and each Objecting Party within five (5) days after the delivery of the FMV Objection by such Objecting Party, the Board of such Objecting Party may elect (by written notice to the Board) to have such Fair Market Value determined by a Qualified Appraiser jointly selected by the Board and such Objecting Party (provided if there is more than one Objecting Party such qualified Appraiser shall be jointly selected by the Board and all Objecting Parties). If such Persons are unable to agree on a Qualified Appraiser within 15 days after a Person elects to have such Fair Market Value determined by a Qualified Appraiser, within three (3) days after the end of such 15 day period, each of the Board and each Objecting Party shall submit the names of three Qualified Appraisers that have not had a material engagement with such Person or any of its Affiliates within the preceding two (2) years, and each such Person shall be entitled to strike one name from the other Persons’ list of firms, and the Qualified Appraiser shall be selected by lot from the remaining firms. Such Qualified Appraiser shall submit to the Board and the Objecting Parties a written report within 30 days of its engagement setting forth such determination. The fees and expenses of such Qualified Appraiser shall be borne by the Company. The determination of such Qualified Appraiser as to Fair Market Value shall be final and binding upon the Board and each Objecting Party for purposes of Section 5.12(a). The issuance of Units or other Equity Securities pursuant to Section 5.12(a) dependent on such determination of Fair Market Value shall be deferred until the determination of Fair Market Value pursuant to Sections 5.12(b) and 5.12(c).
ARTICLE VI.
MEMBERS

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6.1    Limited Liability. The liability of each Member shall be limited as provided by the Act. Except as permitted under this Agreement, a Member shall take no part in the control, management, direction or operation of the affairs of the Company, and shall have no power to bind the Company in their capacity as Members.
6.2    No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Board Member be a partner or joint-venturer of any other Member or Board Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise. Except as otherwise required by the Act, other applicable Law, and this Agreement, no Member shall have any fiduciary duty to any other Member.
6.3    Tax Matters Partner.
(a)    Par is hereby designated as the “tax matters partner” as such term is defined in Code § 6231(a)(7). The appointment of any successor tax matters partner shall be approved by the Board. Subject to the provisions hereof, the tax matters partner is authorized and required to represent the Company in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Notwithstanding the foregoing, the tax matters partner shall promptly notify all Members of the commencement of any audit, investigation or other proceeding concerning the tax treatment of Company tax items and shall keep all Members promptly and completely informed of such proceedings. The tax matters partner shall not enter into any settlement agreement of a tax controversy that adversely affects a Member without that Member’s prior written consent.
(b)    The tax matters partner shall make or cause to be made all available elections as required by the Code and the Treasury Regulations to cause the Company to be classified as a partnership for federal income tax purposes.
6.4    Partnership Representative. The Board may appoint and replace a Partnership Representative (within the meaning of Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder) and authorize the Partnership Representative to take any and all actions determined by the Board and permissible under Code § 6223 and Treasury Regulations thereunder; provided that for all tax years beginning after December 31, 2017, the Members shall continue to have all the rights that they had during all tax years ending on or before December 31, 2017 pursuant to Section 6.3, and the Partnership Representative shall take any necessary action to ensure such rights to such Members. The Partnership Representative shall give prompt written notice to each other Member of any and all notices it receives from the Internal Revenue Service concerning the Company. The Partnership Representative shall take no action without the authorization of the Board, other than such action as may be required by law. Without the consent of the Class A Unitholders, the Partnership Representative shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any federal, state or local tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any fiscal year of the Company, or take any other material

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action relating to any federal, state or local tax proceeding involving the Company. In the event that the Board determines that the foregoing provisions are no longer applicable to the Company, either due to a change of controlling law or the enactment of applicable Treasury Regulations, the Board is authorized to take any reasonable actions as may be required concerning tax matters of the Company not otherwise addressed in Section 6.3 and this Section 6.4. If an audit results in an imputed underpayment by the Company as determined under Section 6225 of the Code, the Partnership Representative, unless otherwise directed by the Board, may make the election under Section 6226(a) of the Code within 45 days after the date of the notice of final partnership adjustment in the manner provided by the Internal Revenue Service. If such an election is made, the Company shall furnish to each Member of the Company for the year under audit a statement reflecting the Member’s share of the adjusted items as determined in the notice of final partnership adjustment, and each such Member shall take such adjustment into account as required under Section 6226(b) of the Code and shall be liable for any related interest, penalty, addition to tax, or additional amount.
ARTICLE VII.
DISTRIBUTIONS TO THE MEMBERS
7.1    Distributions.
(a)    Subject to Section 5.2(j) and Section 5.11, distributions from the Company may be made at any time, and from time to time, as determined by the Board of Managers. Without limiting the foregoing but subject to Section 7.1(b) below, the Board of Managers shall have complete discretion to retain funds in the Company to pay or provide appropriate reserves to meet current, or reasonably anticipated, or contingent Company obligations or expenditures.
(b)    Class A Preferred Unit Distributions.
(i)    During each calendar quarter during which the Class A Preferred Units are outstanding, the Board of Managers shall pay the Quarterly Dividend Amount to the Class A Preferred Unitholders, which payment must only be made as of and on the next succeeding Quarterly Payment Date.
(ii)    Notwithstanding Section 7.1(b)(i) above, the Board of Managers may elect to not distribute the Quarterly Dividend Amount on the next upcoming Quarterly Payment Date and instead increase the Liquidation Preference of each Class A Preferred Unit by an amount equal to the PIK Amount for such Class A Preferred Unit (the “PIK Election”). In the event that the Board of Managers exercises the PIK Election, the Company shall no later than 15 Business Days prior to such Quarterly Payment Date provide notice to the Class A Preferred Unitholders of such election. In the event that the Board of Managers does not provide timely notice of the PIK Election to the Class A Preferred Unitholders but the Company fails to distribute the Quarterly Dividend Amount in full on the applicable Quarterly Payment Date, the Company will be deemed to have elected to increase the Liquidation Preference on the Class A Preferred Units in an amount equal to the PIK Amount (determined with respect to any portion of the relevant Quarterly Dividend Amount that is not actually distributed by the Company) pursuant to this Section 7.1(b)(ii) in lieu of paying the Quarterly Dividend Amount in cash.

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(iii)    Dividends on the Class A Preferred Units shall accumulate and become Accrued Dividends on a daily basis, whether or not declared, from the most recent Quarterly Payment Date, or if there has been no prior Quarterly Payment Date, from the date the Class A Preferred Units are issued, until cash dividends are paid pursuant to Section 7.1(c)(i) in respect of such accumulated amounts or the Liquidation Preference is increased in respect of such accumulated amounts pursuant to Section 7.1(c)(ii).
(iv)    For the avoidance of doubt, until the Class A Preferred Units are redeemed in full in cash pursuant to Section 2.10, other than pursuant to Section 7.3, the Company shall not make any distribution of cash or property to Members other than the Class A Preferred Members without the prior written consent of the Class A Preferred Unitholders acting in their sole discretion.
(c)    Subject to Article XII, following the redemption in full in cash of all Class A Preferred Units pursuant to Section 2.10, all cash and property (or other asset) distributions by the Company shall be made to the Members in accordance with their respective Sharing Percentages at the time of such distribution, taking into account whether Payout No. 1, Payout No. 2, Payout No. 3 or Payout No. 4 has occurred or will occur as a result of such distribution. The Members acknowledge that, because of the timing of distributions and Capital Contributions, Payout No. 1, Payout No. 2, Payout No. 3 or Payout No. 4 could have been satisfied as of the time of a distribution to the Members but not as of the time of a subsequent distribution to the Members. Accordingly, whether Class A Unitholders have received cumulative distributions sufficient to cause the occurrence of Payout No. 1, Payout No. 2, Payout No. 3 or Payout No. 4, as applicable, shall be determined in good faith by the Board of Managers prior to each distribution. If, at the time a distribution is to be made pursuant to this Section 7.1:
(i)    any Class B Units that have previously been repurchased by the Company for value and not previously been treated as advances against future distributions in accordance with this Section 7.1(c)(i), then any amounts paid for the repurchase of such Class B Units shall be treated as having been paid to the holders of Class B Units as advances of distributions to which they may be entitled pursuant to this Section 7.1(c)(i) and shall offset and reduce the amounts subsequently distributable to holders of Class B Units pursuant to this Section 7.1(c)(i); and
(ii)    with respect to the Incentive Member, it is determined that the Incentive Member has received distributions under this Section 7.1 with respect to the Class B Units in excess of the distributions that the Incentive Member should have received pursuant to the terms of this Agreement over the life of the Company to such point (the “Excess Distributions”), distributions that otherwise would be made to the Incentive Member pursuant to this Section 7.1(c) shall be made instead to the Class A Unitholders until such Class A Unitholders have received cumulative distributions under this Section 7.1(c) sufficient to cause the amount of Excess Distributions made to the Incentive Member to be equal to zero.
(d)    Payment of all cash distributions made by the Company to a Member shall be made by wire transfer of immediately available funds in accordance with such written instructions to the Company as may be provided by such Member from time to time.

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(e)    The Company shall withhold tax on distributions to Members or otherwise as required by Law and, further, the Company may either withhold or permit the withholding, and provide for the remittance, of tax on distributions and other payments to the Company from third parties as required by Law. Any of the preceding withheld amounts shall be considered distributions received by Members for purposes of this Agreement and, if the withholding is based on the varying tax status of each Member, the amount considered as distributed to a Member shall be based on such Member’s tax status and the amount that is deemed attributable to a Member based on such Member’s tax status. The Members shall furnish to the Board from time to time all such information as is required by Law or otherwise reasonably requested by the Board of Managers (including certificates in the form prescribed by the Code and applicable Treasury Regulations or applicable state, local, or foreign law) to permit the Board of Managers to ascertain whether and in what amount withholding is required of the Members or payments to the Company are required to have tax withheld or deducted and paid as required by Law.
(f)    If it is anticipated that at the due date of the Company’s withholding obligation the Member’s share of cash distributions or other amounts due is less than the amount of the withholding obligation, the Member with respect to which the withholding obligation applies shall pay to the Company the amount of such shortfall within 30 days after notice by the Company. If a Member fails to make the required payment when due hereunder, and the Company nevertheless pays the withholding, in addition to the Company’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the Company to such Member bearing interest at eight percent per annum, compounded quarterly, and the Company shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is paid in full.
7.2    Distributions in Kind. During the existence of the Company, no Member shall be entitled or required to receive as distributions from the Company any Company asset other than money. In-kind distributions of assets in connection with the dissolution and winding‑up of the Company shall be governed by Article XII.
7.3    Tax Distributions. Notwithstanding anything to the contrary in this Article VII, the Company may, subject to the availability of proceeds and as determined by the Board in its discretion in good faith, make cash distributions to each Member on the Tax Distribution Date with respect to each fiscal year in the amount of all or part of the Tax Distributions, if any, of the Members as determined for such fiscal year; provided, however, the Company may, upon election by the Board in its sole discretion, make such cash distributions on a quarterly basis based upon estimates of the required Tax Distribution in a manner sufficient to permit the Members to satisfy their respective quarterly estimated tax payment obligations; and, provided, further, that the Company shall allocate any payments of Tax Distributions (including any partial payments) pro rata among the Members in accordance with the portion of the aggregate Tax Distributions to which each such Member is entitled as of the Tax Distribution Date or the applicable estimated tax payment due date, as applicable. All quarterly tax distributions to a Member shall be treated as an advance of, and shall offset, the cash distribution payable to the Member (pursuant to this Section 7.3) on the next Tax Distribution Date. Any distributions made pursuant to this Section 7.3 to a Member shall be treated

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as an advance payment of, and shall reduce, the amounts otherwise distributable to such Member pursuant to Sections 2.10, 7.1(b) and 7.1(c) in subsequent distributions.
ARTICLE VIII.
ALLOCATION OF PROFITS AND LOSSES
8.1    Allocations of Profits and Losses.
After giving effect to the allocations under Section 8.2, Profits and Losses (and to the extent determined necessary and appropriate by the Board to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense includable in the computation of Profits and Losses) for each Allocation Period shall be allocated among the Members during such Allocation Period, in such a manner as shall cause the Capital Accounts of the Members (as adjusted to reflect all allocations under Section 8.2 and all distributions through the end of such Allocation Period) to equal, as nearly as possible, (a) the amount such Members would receive if all assets of the Company on hand at the end of such Allocation Period were sold for cash equal to their Carrying Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Carrying Value of the property securing such liabilities), and all remaining or resulting cash were distributed to the Members under Section 7.1 after satisfying in full all redemption obligations set forth in Section 2.10, minus (b) such Member’s share of “minimum gain” as that term is defined in Treasury Regulations §§ 1.704-2(b)(2) and 1.704-2(d) and “partner nonrecourse debt minimum gain” as that term is defined in Treasury Regulations § 1.704-2(i)(2), computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.
8.2    Regulatory Allocations.
(a)    Loss Limitation. Notwithstanding any provision hereof to the contrary except Sections 8.2(e) and 8.2(f), the Losses or other items of loss or expense allocated pursuant to Section 8.1 to any Member shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of any Allocation Period. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 8.1, the limitation set forth in this Section 8.2(a) shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Treasury Regulations § 1.704-1(b)(2)(ii)(d). All Losses in excess of the limitations set forth in this Section 8.2(a) shall be allocated to the Members who do not have Adjusted Capital Account Deficits in proportion to their relative positive Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit. This Section 8.2(a) shall be interpreted consistently with the loss limitation provisions of Treasury Regulations § 1.704-1(b)(2)(ii)(d).
(b)    Minimum Gain Chargeback. Notwithstanding any other provision hereof to the contrary, if there is a net decrease in “partnership minimum gain” (as defined in Treasury Regulations §§ 1.704-2(b)(2) and 1.704-2(d)(1)) for an Allocation Period (or if there was a net

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decrease in partnership minimum gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 8.2(b)), each Member shall be specially allocated items of Company income and gain for such Allocation Period (and, if necessary, subsequent Allocation Periods) in an amount equal to such Member’s share of the net decrease in such partnership minimum gain (as determined pursuant to Treasury Regulations § 1.704-2(g)(2)) and in the manner required by Treasury Regulations §§ 1.704-2(f) and 1.704-2(j)(2). This Section 8.2(b) is intended to constitute a minimum gain chargeback under Treasury Regulations § 1.704-2(f) and shall be interpreted consistently therewith.
(c)    Member Minimum Gain Chargeback. Notwithstanding any provision hereof to the contrary except Section 8.2(b) (dealing with “partnership minimum gain”), if there is a net decrease in “partner nonrecourse debt minimum gain” (as defined in Treasury Regulations §§ 1.704-2(i)(2) and 1.704-2(i)(3)) attributable to “partner nonrecourse debt” (as defined in Treasury Regulations § 1.704-2(b)(4)) during any Allocation Period (or if there was a net decrease in partner nonrecourse debt minimum gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 8.2(c)), each Member who has a share of the partner nonrecourse debt minimum gain attributable to such Member’s partner nonrecourse debt, determined in accordance with Treasury Regulations § 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Period in an amount equal to such Member’s share of the net decrease in partner nonrecourse debt minimum gain and in the manner required by Treasury Regulations §§ 1.704-2(i)(4) and 1.704-2(j)(2). This Section 8.2(c) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.
(d)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Allocation Period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit, if any, of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section 8.2(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.2(d) were not in this Agreement. This Section 8.2(d) shall be interpreted consistently with the “qualified income offset” provisions of Treasury Regulations § 1.704-1(b)(2)(ii)(d).
(e)    Nonrecourse Deductions. Any “non-recourse deduction” (as defined in Treasury Regulations § 1.704-2(b)(1)) for any Allocation Period shall be allocated to the Members as determined by the Board, to the extent permitted by the Treasury Regulations.
(f)    Member Nonrecourse Deductions. Any “partner nonrecourse deductions” (as defined in Treasury Regulations §§ 1.704-2(i)(1) and 1.704-2(i)(2)) for any

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Allocation Period shall be specially allocated to the Member who bears the Economic Risk of Loss with respect to the “partner nonrecourse debt” (as defined in Treasury Regulations § 1.704-2(b)(4)). If more than one Member bears the Economic Risk of Loss for such partner nonrecourse debt, the partner nonrecourse deductions attributable to such partner nonrecourse debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 8.2(f) is intended to comply with the provisions of Treasury Regulations § 1.704-2(i) and shall be interpreted consistently therewith.
(g)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset is required pursuant to Code § 734(b) (including any such adjustments pursuant to Treasury Regulations § 1.734-2(b)(1)) is required pursuant to Treasury Regulations §§ 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member’s Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulations § 1.704-1(b)(2)(iv)(m)(2) if such Treasury Regulations Section applies, or to the Member to whom such distribution was made if Treasury Regulations § 1.704-1(b)(2)(iv)(m)(4) applies.
(h)    Allocations With Respect to Oil and Gas Properties. Simulated Depletion for each Oil and Gas Property, and Simulated Loss upon the disposition of an Oil and Gas Property, shall be allocated among the Members in proportion to their shares of Simulated Basis in such property.
8.3    Other Allocation Rules.
(a)    Subject to Section 10.3, Profits, Losses, and any other items allocable to any period shall be determined on a daily, monthly, or other basis, as reasonably determined by the Board using any permissible method under Code § 706 and the Treasury Regulations thereunder.
(b)    The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations § 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Board and permissible under the Treasury Regulations.
ARTICLE IX.
ALLOCATION OF TAXABLE INCOME AND TAX LOSSES
9.1    Allocation of Taxable Income and Tax Losses. Except as provided in this Article IX, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated for book purposes under Sections 8.1 and 8.2.
9.2    Allocation of Section 704(c) Items. In accordance with the principles of Code § 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code § 704(c) to changes in Carrying Values), income, gain, deduction and loss with

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respect to any Company property having a Carrying Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members in order to account for any such difference using the “traditional method with curative allocations” under Treasury Regulations § 1.704-3(c) or, in the case of any such property acquired after the date hereof, such other method or methods as determined by the Board to be appropriate and in accordance with the applicable Treasury Regulations.
9.3    Allocation of Tax Credits. The tax credits, if any, with respect to the Company’s property or operations shall be allocated among the Members in accordance with Treasury Regulations §§ 1.704-1(b)(4)(ii) and 1.704‑1(b)(4)(viii).
9.4    Allocation of Recapture Items. Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations §§ 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations) and (ii) recapture of grants or credits shall be allocated to the Members in accordance with applicable Law.
9.5    Income Tax Allocations with Respect to Oil and Gas Properties.
(a)    Cost and percentage depletion deductions with respect to any Oil and Gas Property shall be computed separately by the Members rather than the Company. For purposes of such computations, the U.S. federal income tax basis of each Oil and Gas Property shall be allocated to each Member in accordance with such Member’s Capital Interest Percentage as of the time such Oil and Gas Property is acquired by the Company (and any additions to such U.S. federal income tax basis resulting from expenditures required to be capitalized in such basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such adjusted U.S. federal income tax basis to be in accordance with their Capital Interest Percentages as determined at the time of any such additions), and shall be reallocated among the Members in accordance with the Members’ Capital Interest Percentages as determined immediately following the occurrence of an event giving rise to an adjustment to the Carrying Values of the Company’s Oil and Gas Properties pursuant to clause (b) of the definition of Carrying Value. Notwithstanding the foregoing, to the extent permitted by the applicable Treasury Regulations, the Board may elect to allocate U.S. federal income tax basis in a manner other than based upon Capital Interest Percentages. The Company shall inform each Member of such Member’s allocable share of the U.S. federal income tax basis of each Oil and Gas Property promptly following the acquisition of such Oil and Gas Property by the Company, any adjustment resulting from expenditures required to be capitalized in such basis, and any reallocation of such basis as provided in the previous sentence.
(b)    For purposes of the separate computation of gain or loss by each Member on the taxable disposition of Oil and Gas Property, the amount realized from such disposition shall be allocated (i) first, to the Members in an amount equal to the Simulated Basis in such Oil and Gas Property in proportion to their allocable shares thereof and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains.
(c)    The allocations described in this Section 9.5 are intended to be applied in accordance with the Members’ “interests in partnership capital” under Code § 613A(c)(7)(D);

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provided, however, that the Members understand and agree that the Board may authorize special allocations of federal income tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Oil and Gas Properties, in such manner as determined consistent with the principles outlined in Section 9.2. The provisions of this Section 9.5(c) and the other provisions of this Agreement relating to allocations under Code § 613A(c)(7)(D) are intended to comply with Treasury Regulations § 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.
(d)    Each Member, with the assistance of the Company, shall separately keep records of its share of the adjusted tax basis in each Oil and Gas Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company. Upon the reasonable request of the Company, each Member shall advise the Company of its adjusted tax basis in each Oil and Gas Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection for purposes of allowing the Company to make adjustments to the tax basis of its assets as a result of certain transfers of interests in the Company or distributions by the Company. The Company may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto.
9.6    Allocations Solely for Tax Purposes. Allocations pursuant to this Article IX are solely for purposes of U.S. federal, state and local taxes and, except as otherwise specifically provided, shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
ARTICLE X.
ACCOUNTING AND REPORTING
10.1    Books. The Company shall maintain complete and accurate books of account of the Company’s affairs at the principal office of the Company. The Company’s books shall be kept in accordance with generally accepted accounting principles, consistently applied, and on an accrual basis method of accounting. Subject to the requirements of applicable Law, the fiscal year of the Company shall end on December 31 of each year.
10.2    Capital Accounts; Tax Elections.
(a)    The Company shall maintain a separate capital account for each Member for income tax purposes and such other Member accounts as may be necessary or desirable to comply with the requirements of applicable Law (“Capital Accounts”). Each Member’s Capital Account shall be maintained in accordance with the provisions of Treasury Regulations § 1.704‑1(b)(2)(iv).
(b)    A transferee of a Company interest shall succeed to the Capital Account attributable to the Company interest Transferred, except that if the Transfer causes a termination of the Company under Code § 708(b)(1)(B), Treasury Regulations § 1.708‑1(b) shall apply.

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(c)    The Board may make such tax elections on behalf of the Company and the Members as the Board shall determine in its reasonable discretion. Upon request of the Board, each Member shall cooperate in good faith with the Company in connection with the Company’s efforts to elect out of the application of the company-level audit and adjustment rules of the Bipartisan Budget Act of 2015, if applicable.
10.3    Transfers During Year. The allocation of Profits and Losses under Article VIII between a Member who Transfers part or all of its interest in the Company during the Company’s accounting year and his transferee, or to a Member whose Sharing Ratio varies during the course of the Company’s accounting year, shall be based on a method determined by the Board pursuant to Treasury Regulation § 1.706-1(c) (provided that at the request of the transferring Member, the Company shall use a method based upon an interim closing of the Company’s books), in each case to the extent consistent with the Code.
10.4    Reports.
(a)    The Company shall deliver to the Class A Unitholders and the Class A Preferred Unitholders the following financial statements and reports at the times indicated below:
(i)    Monthly, within 30 days after the end of each calendar month, a written report to each Member which shall include (x) a balance sheet as of the last day of such calendar month, (y) a statement of income and a statement of cash flows for such calendar month, and (z) a report of drilling and completion activities for the prior calendar month;
(ii)    Monthly, within 30 days after the end of each calendar month, a comparison of budgeted amounts for such prior calendar month to the actual results of operations for such prior calendar month, with a written explanation of any material variances;
(iii)    Quarterly, within 30 days after the end of each calendar quarter, a written report to each Member which shall include (x) a balance sheet as of the last day of such calendar quarter, (y) a statement of income and a statement of cash flows for such calendar quarter, and (z) a report of drilling and completion activities for the prior calendar quarter;
(iv)    Quarterly, within 30 days after the end of each calendar quarter, a comparison of budgeted amounts for such prior calendar quarter to the actual results of operations for such calendar quarter, with a written explanation of any material variances;
(v)    Within 90 days after the end of each fiscal year of the Company, a copy of financial statements of the Company prepared in accordance with generally acceptable accounting principles and audited by the Independent Accountant, together with an audit report prepared by the Independent Accountant with respect to such financial statements;
(vi)    Within 60 days after the end of each fiscal year of the Company, a third party engineering report regarding the proved reserves of the Company prepared by the Independent Petroleum Engineer; and

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(b)    The Company shall deliver to the Members, within 75 days after the end of each fiscal year of the Company, the applicable Member’s K-1, necessary to allow such Member to file its own income tax return for the preceding year.
(c)    Except as otherwise required by the Act or this Agreement, the Company shall not be required to deliver to any Member any other reports, audits or financial statements. The Company shall file all required state and federal tax returns when due.
(d)    The Class B Unitholders (in their capacity as such) shall not be entitled to review, inspect, or copy this Agreement or any books or records of the Company.
10.5    Section 754 Election. If requested by a Member, the Company shall make the election provided for under Code § 754. Any cost incurred by the Company in implementing such election at the request of any Member shall be promptly reimbursed to the Company by the requesting Member.
ARTICLE XI.
TRANSFER OF MEMBER’S INTEREST
11.1    Restrictions on Transfers and Liens. No Member shall create any Liens on all or any portion of its Units. No Member shall Transfer all or any portion of its Units except as permitted by this Article XI. Any attempted creation of a Lien, or Transfer not in accordance with the terms of this Article XI, on all or any portion of Units shall be null and void and of no legal effect.
11.2    Permitted Transfers. Any Transfers permitted under this Section 11.2 shall also be subject to the other provisions of this Article XI; provided that any Transfer to any Affiliate of a Member and any Transfer pursuant to the Preferred Unit Side Letter shall not be subject to this Article XI. Only the following Transfers shall be permitted:
(a)    A Member may Transfer (i) all, but not less than all, of its Units, so long as all Units are transferred to one Person, (ii) any of its Units if unanimous consent of the non-transferring Members is obtained or (iii) following consummation of the Initial Public Offering, or at any time Units shall be Publically Traded, all or any portion of its Units to the direct or indirect holders of equity interests in such Member (including members or limited partners of such Member), subject to any applicable lock-up period (not to exceed 180 days) applicable to such Units upon consummation of the Initial Public Offering;
(b)    A Member who is a natural Person may Transfer all or a portion of its Units to an FLP, trust or similar entity for estate planning purposes, but only if the transferring Member retains the right to vote such Units following such Transfer; and
(c)    Par shall be entitled to create a Lien on all or any portion of its Units; provided, however, that any Transfer of a Membership Interest or any interest therein (whether voluntary or involuntary (including any Transfer in foreclosure)) to or by the beneficiary of such Lien shall be subject to the provisions of this Article XI.

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11.3    Sale Participation Rights.
(a)    Except as provided in Section 11.3(b), no Member (a “Tagged Member”) may Transfer all or a majority of its Units to any Proposed Purchaser, unless the Tagged Member has received a bona fide written offer from the Proposed Purchaser, and the Tagged Member first provides a written offer notice (a “Tag-Along Notice”) to the other Members (the “Tagging Members”) stating that the Tagged Member desires to Transfer all or a majority of its Units, designating the specific portion of the Units (the “Offered Interest”) that the Tagged Member desires to Transfer and specifying the proposed purchase price (the “Offered Price”) and all of the other material terms and conditions of the proposed Transfer of the Offered Interest to the Proposed Purchaser (the “Offered Terms”), and attaching a copy of the offer.
(b)    Each Tagging Member shall have the right, but not the obligation, for a period of 20 Business Days after receipt of the Tag-Along Notice, to elect to participate in the sale of the Offered Interest. Any such election shall be made by providing written notice of such election to the Tagged Member within such 20-Business Day period. If one or more Tagging Members elect to participate in the proposed sale of the Offered Interest under this Section 11.3, the Tagged Member shall allocate the Units included in the proposed sale among the Units of the Tagged Member and the electing Tagging Members, pro rata in proportion to their respective Sharing Ratios, with such sale otherwise on the Offered Terms. Any such sale shall be consummated within 90 days following the expiration of the 20-Business Day election period described above. The Tagged Member shall keep the electing Tagging Members advised regarding the timing of any such sale. The electing Tagging Member shall not be required to accept any terms, conditions, agreements or undertakings in connection with any such sale other than those described in the Offer Notice. If the Tagged Member does not sell the Offered Interest to the Proposed Purchaser within such 90-day period, the Tagged Member shall again afford the Tagging Members the participation rights set forth in this Section 11.3 with respect to any further offer to sell, assign or dispose of all or any portion of the Offered Interest or any other Units held by the Tagged Member.
(c)    In the event the holders (“Equity Owners”) of equity interests in a Member (“Member Equity Interests”) seek to Transfer all or substantially all of the Member Equity Interests in such Member, the foregoing Sections 11.3(a) and (b) shall apply, mutatis mutandis, as if such Equity Owners were the Tagged Member seeking to Transfer Units, and the Equity Owners in the other Member were the Tagging Members. Any Transfer by an Equity Owner in violation of the foregoing shall be deemed a breach of this Agreement by the Member in which such Equity Owner holds Member Equity Interests.
11.4    Forced Sale Right. Except as otherwise provided in Section 11.2, if any Dragging Members desire to Transfer all, but not less than all, of the Units of the Dragging Member(s) in connection with a Transfer to an unaffiliated third party Proposed Purchaser in a transaction where no additional material benefits are received by the Dragging Member(s) in connection therewith and that is contingent on the Transfer of all of the Membership Interests held by any Dragged Members, the Dragging Member(s) may deliver a notice (a “Drag-Along Notice”) to the Dragged Members setting forth the Units to be Transferred, the proposed purchase price for such Units and the other material terms of the Transfer to the Proposed Purchaser, and attaching a copy of any

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agreements or written offers from the Proposed Purchaser setting forth the terms of the Transfer. After the receipt of a Drag-Along Notice, the Dragged Members shall be obligated to Transfer all of its Units to the Proposed Purchaser upon the terms and conditions set forth in the Drag-Along Notice; provided, however, that (I) the terms and conditions set forth in the Drag-Along Notice shall apply to the Units to be Transferred by the Dragging Member(s), (I) the purchase price for all Units sold to the Proposed Purchaser shall be allocated among all of the Members selling their Units pro rata in accordance with the number of Units included in the sale (provided further that in no event shall the amount allocated to each Class A Preferred Unit be less than the Liquidation Preference in respect of such Class A Preferred Unit), (I) the closing of the purchase and sale occurs shall occur within 180 days after the delivery of the Drag-Along Notice, and (d) the consideration received in exchange for the Class A Units consists wholly of cash, Publically Traded securities or a combination of cash and Publically Traded securities.
11.5    Substitution of a Member.
(a)    A transferee of Units who satisfies the requirements of Sections 11.6 and 11.7 to become a Member shall succeed to all of the rights and interest of its transferor in the Company. A transferee of a Member who does not satisfy such conditions shall not have any right to vote, shall be entitled only to the distributions to which its transferor otherwise would have been entitled and shall have no other right to participate in the management of the business and affairs of the Company or to become a Member, and the approval of such transferee shall not be required for any Major Decision.
(b)    If a Member shall be dissolved, merged or consolidated, its successor in interest shall have the same obligations and rights to profits or other compensation that such Member would have had if it had not been dissolved, merged or consolidated, except that the representative or successor shall not become a substituted Member without satisfying the conditions of Sections 11.6 and 11.7. Such a successor in interest who satisfies those conditions shall succeed to all of the rights and interests of its predecessor. A successor in interest who does not satisfy those conditions shall not have any right to vote, shall be entitled only to the distributions to which its predecessor otherwise would have been entitled and shall have no right to participate in the management of the business and affairs of the Company or to become a Member, and the approval of such transferee shall not be required for any Major Decision.
(c)    No Transfer of any interest in the Company otherwise permitted under this Agreement shall be effective for any purpose whatsoever until the transferee shall have assumed the transferor’s obligations to the extent of the interest Transferred, and shall have agreed to be bound by all the terms and conditions hereof, by written instrument, duly acknowledged, in form and substance reasonably satisfactory to the Board. Without limiting the foregoing, any transferee that has not become a substituted Member shall nonetheless be bound by the provisions of this Article XI with respect to any subsequent Transfer. Upon admission of the transferee as a substituted Member, the transferor shall have no further obligations under this Agreement with respect to that portion of its interest Transferred to the transferee; provided, however, no Member or former Member shall be released, either in whole or in part, from any liability of such Member to the Company pursuant to this Agreement or otherwise which has accrued through the date of such Transfer

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(whether as the result of a voluntary or involuntary Transfer) of all or part of such Member’s interest in the Company unless the Board and the other Member agrees to any such release.
11.6    Conditions to Substitution. As conditions to its admission as a Member, such assignee, transferee or successor shall pay all reasonable and documented expenses of the Company in connection with its admission as a substituted Member.
11.7    Admission as a Member. No Person shall be admitted to the Company as a Member until (a) such Person has assumed the obligations of this Agreement, and (b) either (i) the Units or part thereof acquired by such Person have been registered under the Securities Act, and any applicable state securities laws, or (ii) the Board has received a favorable opinion of the transferor’s legal counsel, or of other legal counsel reasonably acceptable to the Board, to the effect that the Transfer of the Units to such Person is exempt from registration under those Laws.
11.8    Regulatory Issue. The Wells Fargo Member has notified the Company that one or more laws, rules, regulations or government orders that may be enacted in the future (including without limitation those promulgated under the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd Frank Act”)), or official interpretations thereof (or of any existing laws, rules, or regulations, including without limitation the Dodd Frank Act), or determinations by regulators thereunder (or under any existing laws, rules or regulations, including without limitation the Dodd Frank Act), could limit the ability of the Wells Fargo Member or its affiliates from directly or indirectly holding certain investments, including the Units. In the event that (i) the effect of any such law, rule, regulation, or government order, or interpretation or determination, is later determined at any time by the Wells Fargo Member in its reasonable and good faith judgment or by one of its regulators to prohibit or restrain such Member from continuing to hold the Units, (ii) the Company has notified the Wells Fargo Member that it is an entity that would be an Investment Company but for the exclusions in Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act, or (iii) the Wells Fargo Member in its reasonable and good faith judgment, or any of its regulators, determines that the Company has become an entity that would be an Investment Company but for the exclusions in Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act, notwithstanding anything to the contrary contained herein or any other agreement between the Company and the Wells Fargo Member, the Wells Fargo Member shall be entitled to transfer its Units, subject to applicable securities law, to one or more unaffiliated third parties approved by the Board of Managers (which approval will not be unreasonably withheld) without complying with any of the transfer restrictions set forth in this Agreement, including without limitation, Sections 11.2, 11.3 and 11.4, or any other agreement between the Wells Fargo Member and the Company, and each assignee of the Wells Fargo Member shall automatically have the rights and privileges of a Member. Upon the transfer of its Units pursuant to this Section 11.8, the Wells Fargo Member shall cease to be a Member for all purposes and, shall no longer be entitled to the rights of a Member under this Agreement except in the instance of Section 10.5 (in which event the term “Member” shall be deemed to refer only to an Original Member).
11.9    Initial Public Offering and Piggyback Registration Rights.
(a)    If the Company proposes to sell Units in an underwritten Initial Public Offering and such Units are to include Units held by the Members, it is acknowledged and affirmed

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that all Members shall be entitled to include their respective pro rata shares of the total number of Units to be offered and sold by the Members in such offering, subject to Section 11.9(c). The Members shall also be entitled to receive customary demand and piggy-back registration rights with respect to their Units held after the consummation of the Initial Public Offering or a SPAC IPO, as hereinafter defined, on, and subject to, reasonable and customary terms and conditions. Prior to the initiation of an Initial Public Offering transaction, the Members and the Company shall use reasonable efforts to enter into a customary registration rights agreement specifying the registration rights described in this Section 11.9(a).
(b)    At any after the Effective Date and prior to the consummation of the Initial Public Offering, each of Par, the Avista Parties and the DLJ IV Parties (each an “IPO Demand Investor”) may request (i) registration under the Securities Act of all or any portion of the Registrable Securities held by such IPO Demand Investor pursuant to a Registration Statement on Form S-1 or any successor form thereto or (ii) conversion of the Company to, or exchange of the outstanding equity securities of the Company (other than the Class A Preferred Units which shall be redeemed in accordance with Section 2.10) for equity securities of, a special purpose acquisition company or a successor company thereto (by acquisition, consolidation, merger or otherwise) (1) whose securities (upon consummation of such transaction or upon consummation of a public offering of securities registered under the Securities Act of 1933 initiated upon or as part of such transaction) are listed for trading or quoted on a national securities exchange or traded over-the counter pursuant the OTC Bulletin Board, (2) whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) is subject to the periodic and current reporting requirements of Section 13 or 15(d) of the Exchange Act (a “SPAC IPO”), provided that in the case of (i) or (ii) the valuation of the Company immediately prior to such request is equal to or greater than $100,000,000 ((i) or (ii), an “IPO Registration”). A request for an IPO Registration under clause (i) above shall specify the number of Registrable Securities requested by such IPO Demand Investor to be included in the IPO Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other IPO Demand Investors who shall then have 20 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Securities and Exchange Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that the IPO Demand Investors thereof have requested to be included in such IPO Registration within 90 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Securities and Exchange Commission as soon as practicable thereafter.
(c)    If an IPO Registration involves an underwritten offering and the managing underwriter of the requested IPO Registration advises the Company and the IPO Demand Investors in writing that in its reasonable and good faith opinion the number of shares of Units proposed to be included in the IPO Registration, including all Registrable Securities of the IPO Demand Investors and all other shares of Units of the Company proposed to be included in such underwritten offering, exceeds the number of shares of Units which can be sold in such underwritten offering and/or the number of shares of Units proposed to be included in such IPO Registration would adversely affect the price per share of the Units proposed to be sold in such underwritten offering, the Company

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shall include in such IPO Registration (i) first, the shares of Units that the Company proposes to sell, and (ii) second, the shares of Units proposed to be included therein by the IPO Demand Investors, allocated among such Persons in such manner as they may agree, but in the absence of any such agreement, then pro rata among the IPO Demand Investors on the basis of the number of Registrable Securities owned by each such holder.
(d)    Upon a request by an IPO Demand Investor of an IPO Registration each holder of Units agrees that it will, and will cause its Affiliates to, and the Company shall, as applicable:
(i)    if requested by the underwriter of the IPO Registration enter into a customary lock-up agreement that shall not exceed 180 days;
(ii)    complete and execute all consents, questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as may reasonably be required or advisable in connection with an IPO Registration; provided that no such Person shall be required to make any representations or warranties in connection with an IPO Registration other than representations and warranties regarding such Person and, if applicable, such Person’s intended method of distribution;
(iii)    do all things reasonably necessary or advisable to effect any recapitalization, reorganization, conversion, contribution and/or exchange of Units into other equity interests and related reorganization of the Company and its Subsidiaries in connection with such IPO Registration, including actions required to effect a SPAC IPO; provided that any such recapitalization, reorganization, conversion, contribution and/or exchange does not change the relative rights, obligations and preferences of the Members with respect to their ownership of Units;
(iv)    consent to additional appropriate and customary restrictions on the Transfer of Units or other equity interests in the Company (or its successor) which the Board determines may be required in order to permit compliance with the Securities Act or other applicable law; and
(v)    use commercially reasonable efforts to accommodate any such other reasonable actions required by the United States Securities and Exchange Commission or similar governmental authority to effect the IPO Registration.
(e)    The Company shall be responsible for its own costs, fees and expenses in connection with an IPO Registration and shall reimburse the holders of Units and their Affiliates for the reasonable out–of–pocket costs, fees and expenses (excluding underwriting discounts, selling commissions and similar fees) incurred by them in connection with the IPO Registration.
ARTICLE XII.
RESIGNATION, DISSOLUTION AND TERMINATION
12.1    Resignation. Except as otherwise provided herein, no Member shall have any right to voluntarily resign from the Company. Notwithstanding the foregoing, a Member shall be deemed

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to resign from the Company upon the Bankruptcy of such Member. When a transferee of all or any portion of Units becomes a substituted Member pursuant to Section 11.5, the transferring Member shall cease to be a Member with respect to the portion of the Units so Transferred.
12.2    Dissolution. The Company shall be dissolved upon the occurrence of any of the following:
(a)    An event that causes dissolution under this Agreement;
(b)    The unanimous approval of the Class A Unitholders and of the Class A Preferred Unitholders; or
(c)    A decree of judicial dissolution.
A court may declare judicial dissolution if the Company cannot carry out its business in conformity with its Articles of Organization and this Agreement.
12.3    Liquidation. Upon dissolution of the Company, the Board shall appoint in writing one or more liquidators (who may be Members or Board Members) who shall have full authority to wind up the affairs of the Company and to make a final distribution as provided herein. The liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:
(a)    The liquidator shall pay all of the debts and liabilities of the Company or otherwise make adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). The liquidator shall then, by payment of cash or property (in the case of property, valued as of the date of termination of the Company at its agreed value, as determined by unanimous consent of the Members using a reasonable method of valuation), distribute to the Members such amounts as are required to distribute all remaining amounts to the Members in accordance with Article VII. For purposes of this Article XII, a distribution of an asset or an undivided interest in an asset in-kind to a Member shall be considered a distribution of an amount equal to the fair market value of such asset or undivided interest. Each Member shall have the right to designate another Person to receive any property that otherwise would be distributed in kind to that Member pursuant to this Section 12.3. No Member shall receive a distribution of property, other than cash, if such Member is restricted from holding such property under the BHCA or any other applicable law or regulation. If a Member is restricted from holding such distributed property other than cash, such Member shall advise the Company in writing a reasonable time prior to any proposed distribution, in which event the Company shall take commercially reasonable efforts to sell such property and distribute the proceeds to such Member, provided that (i) any such sale of property shall be made on arms’ length terms, (ii) any taxable gain or loss recognized by the Company attributable to such sale shall be allocated to such Member, and (iii) such Member shall bear all of the expenses incurred by the Company in connection with performing its obligations under this sentence.

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(b)    Any real property distributed to the Members shall be conveyed by special warranty deed and shall be subject to the operating agreements and all Liens, contracts and commitments then in effect with respect to such property, which shall be assumed by the Members receiving such real property.
(c)    Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable Laws pertaining to the winding up of the affairs of the Company and the final distribution of its assets. Liquidation of the Company shall be completed within the time limits imposed by Treasury Regulations § 1.704‑1(b)(2)(ii)(g).
(d)    The distribution of cash or property to the Members in accordance with the provisions of this Section 12.3 shall constitute a complete return to the Members of their respective Capital Contributions and a complete distribution to the Members of their respective interests in the Company and all Company property. Notwithstanding any other provision of this Agreement, no Member shall have any obligation to contribute to the Company, pay to any other Member or pay to any other Person any deficit balance in such Member’s Capital Account.
12.4    Certificate of Cancellation. Upon the completion of the distribution of the Company’s assets as provided in this Article XII, the Company shall be terminated and the Person acting as liquidator shall file a certificate of cancellation and shall take such other actions as may be necessary to terminate the Company.
ARTICLE XIII.
NOTICES
13.1    Method of Notices. All notices required or permitted by this Agreement shall be in writing and shall be hand delivered or sent by registered or certified mail, or by facsimile if confirmed by return facsimile, and shall be effective when personally delivered, or, if mailed, on the date set forth on the receipt of registered or certified mail, or if sent by facsimile, upon receipt of confirmation, if to the Class A Unitholders, the Class A Preferred Unitholders or the Class B Unitholders, at their respective addresses set forth on Exhibit A attached hereto, and if to the Company, to the following:
Laramie Energy, LLC
1401 Seventeenth Street, Suite 1400
Denver, Colorado 80202
Attn: Chief Executive Officer
Fax #: 303-339-4399
Email: rsboswell@laramie-energy.com
Any Member may give notice from time to time changing its respective address for that purpose.
13.2    Computation of Time. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

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ARTICLE XIV.
CLASS B UNITS
14.1    Class B Units.
(a)    The Company shall issue to Incentive Member the Class B Units entitling Incentive Member to distributions of profits of the Company after Payout No. 1, and such Class B Units, with respect to the issuance to Incentive Member, shall not be subject to vesting. Incentive Member shall have the ability to issue an interest in Incentive Member attributable to a portion of such Class B Units to certain key employees of the Company (or its subsidiaries); provided, however, that (i) if Incentive Member desires to issue an interest in Incentive Member attributable to a portion of such Class B Units to such an employee, Incentive Member shall obtain the approval of the Board of Managers prior to making such issuance, and (ii) if the Company directs Incentive Member to issue an interest in Incentive Member attributable to a portion of such Class B Units to such an employee, Incentive Member shall execute all documents necessary to issue such interest as directed by the Company.
(b)    In connection with an issuance of an interest to Incentive Member attributable to a portion of Incentive Member’s Class B Units to an employee, Incentive Member and such employee shall execute a Unit Grant Agreement (the “Grant Agreement”) on terms and conditions (including vesting and the right of Incentive Member to repurchase vested Class B Units from the subject employee) as the Board of Managers shall approve.
(c)    Class B Units shall be considered non-voting securities and shall not entitle the holders thereof to have any voting rights with respect to any Company matter. Members holding Class B Units shall be subject in all respects to this Agreement, including provisions relating to the Disposition of such Class B Units, information rights with respect to the Company, and competition and confidentiality.
(d)    The Class B Units are issued in consideration of services rendered and to be rendered by the holders for the benefit of the Company and its subsidiaries. The Class B Units are intended to constitute “profits interests” as that term is used in Revenue Procedures 93-27 and 2001-43 or, to the extent Revenue Procedures 93-27 and 2001-43 are superseded by the proposed regulations referenced in IRS Notice 2005-43, then to the extent such regulations are applicable, if at all, to such Class B Units. Each Member who holds Class B Units agrees, whether directly or indirectly through its equity owners, to provide to the Company and its subsidiaries such advice, consultation, and other services as the Company or such subsidiary may reasonably request.
(e)    Following the promulgation, if any, of final regulations and associated guidance by the Treasury Department and IRS regarding the tax consequences associated with the issuance or transfer of partnership interests in exchange for the performance of services, the Members and the holders of Class B Units agree that the Company is authorized and directed to amend this Agreement, if necessary and/or elect (on behalf of the Company, and each of its Members and the holders of Class B Units) to have the liquidation value safe harbor contemplated by Proposed Treasury Regulations § 1.83-3(l) and by the revenue procedure contemplated by IRS Notice 2005-43 (or the corresponding provisions of any such final Treasury Regulations or associated guidance)

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apply irrevocably with respect to all Class B Units transferred in connection with the performance of services. The Company and each Member (including any Member obtaining a Membership Interest in exchange for the performance of services and any person to whom a Membership Interest in the Company is transferred) shall comply with all requirements associated with any such changes to this Agreement or such election while the election remains effective.
(f)    Notwithstanding the foregoing, nothing in this Agreement shall prohibit the direct or indirect holder of a Class B Unit from filing an election under Code § 83(b) with respect to such Class B Units, and the Company agrees not to take any actions that are inconsistent with any such election. Each holder of a Class B Unit acknowledges and agrees that such holder should consult with such holder’s tax advisor to determine the tax consequences of filing or not filing an election under Code § 83(b). Each such holder acknowledges that it is the sole responsibility of such holder, and not the Company, to file a timely election under Code § 83(b) even if such holder requests the Company or its representatives to make such filing on behalf of such holder.
ARTICLE XV.
GENERAL PROVISIONS
15.1    Amendment.
(a)    Subject to Sections 5.2(l), 5.11 and 15.1(b), this Agreement may not be amended (by merger, consolidation or otherwise) except by an instrument in writing signed by the Class A Unitholders whose aggregate Class A Unit Sharing Percentages exceed 67%.
(b)    Notwithstanding Section 15.1(a), no amendment to this Agreement (i) to increase the obligation of any Member to contribute capital to the Company or that would alter such Member’s limited liability for Company debts and liabilities or (ii) which would disproportionately and adversely affect the rights of any Member, other than in a de minimis, non-economic respect compared to the other Members, may be made without the prior written consent of such Member.
(c)    The Board shall have the authority to amend this Agreement to give effect to the provisions of the Bipartisan Budget Act of 2015 and any Treasury Regulations or other administrative pronouncements promulgated thereunder and each Member agrees to be bound by the provisions of any such amendment; provided that the Board shall not amend this Agreement without the prior written consent of any Member that would be adversely affected by such amendment.
15.2    Waiver. Except as otherwise provided herein, rights hereunder may not be waived except by an instrument in writing signed by the party sought to be charged with the waiver.
15.3    Confidentiality. Each Member and Board Member will keep confidential and not use, reveal, provide or transfer to any third party any Confidential Information it obtains or has obtained concerning the Company, except (I) to the extent that disclosure to a third party is required by applicable Law; (I) information which, at the time of disclosure, is generally available to the public (other than as a result of a breach of this Agreement or any other confidentiality agreement to which such Person is a party or of which it has knowledge), as evidenced by generally available

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documents or publications; (I) information that was in its possession prior to disclosure (as evidenced by appropriate written materials) and was not acquired directly or indirectly from the Company; (I) to the extent disclosure is necessary or advisable, to its or the Company’s employees, consultants or advisors for the purpose of carrying out their duties hereunder; (I) to banks or other financial institutions or agencies or any independent accountants or legal counsel or investment advisors employed by the Board (in carrying out its duties on behalf of the Board or the Company), or any Member, to the extent disclosure is necessary or advisable: (i) in the case of the Board, to obtain financing for the Company or in connection with a sale of the Company’s assets; and (ii) in the case of any Member, in connection with a sale of such Member’s Units in the Company; (I) to the extent necessary, disclosure to third parties to enforce this Agreement, (I) to a Member or Board Member or to their respective Affiliates; provided, however, that in each case of disclosure pursuant to (d), (e) or (g), the Persons to whom disclosure is made agree to be bound by this confidentiality provision, (h) to direct and indirect investors in a Member in substantially the same manner as information regarding the disclosing person’s other portfolio investments are shared with such investors, or (i) in the case of any Member, in response to any request by a regulatory authority having jurisdiction over the business of such Member. The obligation of each Member and Board Member not to disclose Confidential Information except as provided herein shall not be affected by the termination of this Agreement or the replacement of any Board Member or any Member. Notwithstanding the foregoing or anything to the contrary in this Agreement, any Member or Board Member (and any employee, representative or agent of such Person) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions provided for by this Agreement, and all materials of any kind (including opinions or other tax analysis) that are provided to it relating to such tax treatment and tax structure, except that (1) tax treatment and tax structure shall not include the identity of any existing or future Member or Board Member, or any of their respective Affiliates, other than the disclosing party, and (2) this sentence shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable Laws, including, without limitation, federal and state securities Laws.
15.4    Public Announcements. Except as required by Law, no Member shall make any press release or other public announcement or public disclosure relating to this Agreement, the subject matter of this Agreement or the activities of the Company without the consent of the Board and the Members; provided, however, that Par may disclose its investment in the Company in its filings with the Securities and Exchange Commission and/or its investor presentations and related materials with the approval of the chief executive officer or the chief financial officer of the Company.
15.5    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, excluding its conflicts of laws rules.
15.6    Dispute Resolution; Arbitration.
(a)    Each Member agrees to attempt in good faith to resolve disputes prior to submitting such disputes to determination by arbitration. Within five days following delivery of written notice by one party to the other of a perceived breach or other dispute subject to arbitration,

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a senior executive of each Member will meet together in person (or if agreed by both parties, via telephone) to discuss ways to correct the dispute prior to taking further action.
(b)    Each Member, on its own behalf and on behalf of the Company, hereby submits all controversies, claims and matters of difference arising under or relating to this Agreement or the Company to arbitration in accordance with the provisions and procedures set forth in Schedule 15.6 attached hereto. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: (i) all questions relating to the interpretation or breach of this Agreement, (ii) all questions relating to any representations, negotiations and other proceedings leading to the execution of this Agreement, the formation of the Company, or the issuance of Units, and (iii) all questions as to whether the right to arbitrate any such question exists. Notwithstanding the foregoing, each Member shall have the right to seek and obtain such temporary or preliminary injunctive relief from a court of competent jurisdiction to which it may be entitled pending a final determination by arbitration of the dispute to which such relief relates.
(c)    Any dispute and related dispute resolution shall be subject to the provisions of Section 15.3 or such other provisions regarding confidentiality as the Members and the Company may agree.
15.7    Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement or the validity, legality or enforceability of the offending provision as to any other Person or circumstance or in any other jurisdiction.
15.8    Specific Performance. The Members expressly agree that the remedies available at Law for the breach of any of the obligations of the Parties under this Agreement are inadequate in view of the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Party to comply fully with such obligations, and the uniqueness of business arrangement between the Parties. Accordingly, each of the obligations specified herein shall be, and is hereby expressly made, enforceable by specific performance.
15.9    Headings. Article, Section and other subdivision headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
15.10    Entire Agreement; Conflicts. This Agreement, including all exhibits, schedules and attachments hereto, embody the entire understanding and agreement among the parties concerning the Company and supersede any and all prior negotiations, understandings or agreements in regard thereto.
15.11    Transaction Costs. Except as specifically provided in this Agreement, each Member shall bear its own costs and expenses, including costs and expenses of its agents, representatives, attorneys and accountants, incurred in connection with the negotiation, drafting, execution, delivery and performance of this Agreement and the transactions contemplated hereby, including transactions

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pursuant to Article XI hereof; provided that, for the avoidance of doubt, the Members acknowledge and agree that the Company shall pay any fees, costs and expenses reasonably incurred by the Avista Parties, the EnCap Members and Par in connection with the EnCap Unit Purchase Agreement and the redemption transaction contemplated thereby and negotiation, preparation and execution of this Agreement.
15.12    References. References to a Member, Board Member or Company officer, including by use of a pronoun, shall be deemed to include masculine, feminine, singular, plural, individuals, partnerships or corporations where applicable. References in this Agreement to terms in the singular shall include the plural and vice versa. The words “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import.
15.13    U.S. Dollars. References herein to “Dollars” or “$” shall refer to U.S. dollars and all payments and all calculations of amount hereunder shall be made in Dollars.
15.14    Counterparts. This instrument may be executed in any number of counterparts each of which shall be considered an original.
15.15    Additional Documents. The Members hereto covenant and agree to execute such additional documents and to perform additional acts as are or may become necessary or convenient to carry out the purposes of this Agreement.
15.16    No Third Party Beneficiaries. This Agreement is for the sole benefit of the Members and Board Members, and no other Person is intended to be a beneficiary of this Agreement or shall have any rights hereunder, except that Company officers shall also have the rights of indemnification and exculpation under Section 5.7.
[Signatures on next page.]

The parties have executed this Agreement to be effective as of the Effective Date.
MEMBERS:
PAR PICEANCE ENERGY EQUITY LLC,
a Delaware limited liability company
By: Par Pacific Holdings, Inc., its Sole Member
By:    /s/ William Monteleone
William Monteleone
Chief Financial Officer

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/s/ Robert S. Boswell
ROBERT S. BOSWELL
ACP LE, L.P.

By: ACP LE, Corp., its General Partner
By:     /s/ Greg Evans
    Greg Evans
President
ACP LE (OFFSHORE), L.P.

By:     ACP LE (Offshore), Corp., its General     Partner

By:     /s/ Greg Evans                        Greg Evans
    President

WELLS FARGO CENTRAL PACIFIC HOLDINGS, INC.

By:    /s/ William B. Wiener
Name:    William B. Wiener
Title:    Vice President
DLJ MERCHANT BANKING PARTNERS IV, L.P.

By:    aPriori Capital Partners IV, L.P., its General
Partner

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By:    aPriori Capital Partners IV GP LLC, its     General
Partner

By:    /s/ Susan C. Schnabel
Susan C. Schnabel
Authorized Person

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LARAM HOLDINGS II, LLC

By:    aPriori Capital Partners IV LLC,
    its managing member

By:    /s/ Susan C. Schnabel
    Susan C. Schnabel
    Authorized Person

MESA PICEANCE LLC

By:    /s/ Patrick Swearingen

    Patrick Swearingen

    Vice President and Secretary
LARAMIE ENERGY EMPLOYEE HOLDINGS, LLC
By: Laramie Energy, LLC, its manager
By:    /s/ Robert S. Boswell
    Robert S. Boswell
    Chief Executive Officer
/s/ Steven A. Webster
STEVEN A. WEBSTER

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BLACK HILLS EXPLORATION AND PRODUCTION, INC.
By: /s/ Richard Kinzley
Name: Richard Kinzley
Title: Senior Vice President and CFO

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